   As filed with the Securities and Exchange Commission on February 3, 1999
                                                     Registration No. 333-

-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   Form S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                         LEVEL 3 COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)

        Delaware               1221, 4813, 7374               47-0210602
    (State or other           (Primary Standard            (I.R.S. Employer
    jurisdiction of               Industrial             Identification No.)
    incorporation or         Classification Code
     organization)                 Number)

                                ---------------

                              3555 Farnam Street,
                            Omaha, Nebraska 68131,
                                (402) 536-3677
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            Thomas C. Stortz, Esq.
                        Senior Vice President, General
                             Counsel and Secretary
                              3555 Farnam Street

                             Omaha, Nebraska 68131
                                (402) 536-3677
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                ---------------

                                with a copy to:

                           John S. D'Alimonte, Esq.
                           Willkie Farr & Gallagher
                              787 Seventh Avenue
                         New York, New York 10019-6099
                                (212) 728-8000

  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

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
                                                       Proposed
                                         Proposed      Maximum
 Title of each Class of     Amount       Maximum      Aggregate    Amount of
    Securities to be        to be     Offering Price   Offering   Registration
       Registered         Registered   Per Note(1)     Price(1)       Fee
------------------------------------------------------------------------------
10 1/2% Senior Discount
 Notes Due 2008......... $833,815,000    59.966%     $500,005,503   $139,002
------------------------------------------------------------------------------
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
  (1) Estimated solely for the purpose of calculating the registration fee.

                                ---------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this Prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This Prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED FEBRUARY 3, 1999

PROSPECTUS

                          Level 3 Communications, Inc.

                       Offer to Exchange all Outstanding
                     10 1/2% Senior Discount Notes Due 2008

                                      for

                     10 1/2% Senior Discount Notes Due 2008

                            Terms of Exchange Offer

  . The Exchange Offer expires 5:00 p.m., New York City time,    , 1999,
    unless extended.

  . The Exchange Offer is subject to the certain conditions.

  . The Exchange Offer is not conditioned upon any minimum aggregate principal amount at maturity of outstanding notes being tendered for exchange.

  . Tenders of outstanding notes may be withdrawn any time prior to expiration of the Exchange Offer.

  . The exchange of notes pursuant to the Exchange Offer will not be a taxable exchange for the U.S. federal income tax purposes.

  . We will not receive any proceeds from the Exchange Offer.

  . The terms of the notes to be issued are substantially identical to the outstanding notes, except for certain transfer restrictions and registration rights relating to the outstanding notes.

  Each broker-dealer that receives registered notes for its own account in the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes. The Letter of Transmittal accompanying this Prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of notes received in exchange for the outstanding notes where such notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the date of this Prospectus and ending on the close of business on the day that is 180 days following the date of this Prospectus, we will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                  -----------

  See "Risk Factors" beginning on page 6 for a discussion of certain matters that should be considered by participants in the Exchange Offer.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                   The date of this Prospectus is     , 1999

  This Prospectus incorporates important business and financial information about us that is not included in or delivered with this Prospectus. We will provide this information to you at no charge upon written or oral request directed to: Vice President, Investor Relations, Level 3 Communications, Inc., 1450 Infinite Drive, Louisville, CO 80027, 303-926-3000. In order to ensure
timely delivery of the information, any request should be made by     , 1999.

                               TABLE OF CONTENTS

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS............................   i
SUMMARY.....................................................................   1
RISK FACTORS................................................................   6
USE OF PROCEEDS.............................................................   9
CAPITALIZATION..............................................................   9
RATIO OF EARNINGS TO FIXED CHARGES..........................................  10
THE EXCHANGE OFFER..........................................................  10
DESCRIPTION OF THE NOTES....................................................  18
REGISTRATION RIGHTS.........................................................  56
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS...................................  58
PLAN OF DISTRIBUTION........................................................  63
LEGAL MATTERS...............................................................  63
EXPERTS.....................................................................  64
WHERE YOU CAN FIND MORE INFORMATION.........................................  64

               INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus contains or incorporates by reference forward-looking statements. These forward-looking statements include, among others, statements concerning:

  (1) the Business Plan (as defined);

  (2) anticipated growth of the communications and information services industry;

  (3) plans to devote significant management time and capital resources to the Company's business;

  (4) expectations as to funding the Company's capital requirements; and

  (5) other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

  You should be aware that these forward-looking statements are subject to risks and uncertainties, including financial, regulatory environment, industry growth and trend projections, that could cause actual events or results to differ materially from those expressed or implied by the statements. The most important factors that could prevent the Company from achieving its stated goals include, but are not limited to, the Company's failure to:

  (1) achieve and sustain profitability based on the creation and implementation of our end-to-end, Internet Protocol based communications network;

  (2) overcome significant early operating losses;

  (3) produce sufficient capital to fund the Business Plan;

  (4) develop financial and management controls, as well as additional controls of operating expenses as well as other costs;

  (5) attract and retain qualified management and other personnel;

  (6) install on a timely basis the switches/routers, fiber optic cable and associated electronics required for successful implementation of the Business Plan;

  (7) negotiate interconnection agreements;

  (8) develop and implement effective internal processes and systems for processing customer orders and provisioning; and

  (9) make acquisitions necessary for the expansion of its networks and services and the implementation of the Business Plan.

  For a discussion of certain of these factors, see "Risk Factors" beginning on page 6 and the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on December 7, 1998, which is incorporated by reference in this Prospectus.

                                    SUMMARY

  This Summary contains a general summary of the information contained in this Prospectus. You should read the entire Prospectus before making an investment decision. Unless the context otherwise requires, references in this Prospectus to the "Company", "Level 3", "we" or "us" are to Level 3 Communications, Inc., a Delaware corporation, and its subsidiaries. Level 3 Communications, Inc. was known as "Peter Kiewit Sons', Inc." prior to the March 31, 1998 split-off of its construction and mining management businesses from its other business. This Prospectus and the Letter of Transmittal that accompanies it together constitute the "Exchange Offer". See "Risk Factors" for certain factors which prospective participants in the Exchange Offer should consider prior to tendering Original Notes and "Information Regarding Forward-Looking Statements" for certain information relating to statements contained in this Prospectus that are not historical facts.

                                  The Company

  Level 3 engages in the information services, communications and coal mining businesses through ownership of operating subsidiaries and substantial equity positions in public companies. In late 1997, we announced a plan (the "Business Plan") to increase substantially our information services business and to expand the range of services we offer. We are implementing the Business Plan by building an advanced, international, facilities-based communications network based on Internet Protocol, or IP, technology.

  Since late 1997, we have substantially increased the emphasis we place on and the resources devoted to our communications and information services business. We intend to become a facilities-based provider of a broad range of integrated communications services. A facilities-based provider is one that owns or leases a substantial portion of the plant, property and equipment necessary to provide its services. To reach this goal, we plan to expand substantially the business of our subsidiary PKS Information Services, Inc. and to create, through a combination of construction, purchase and leasing of facilities and other assets, an international, end-to-end, facilities-based communications network. We are designing our network based on IP technology in order to leverage the efficiencies of this technology to provide lower cost communications services.

  Our network will combine both local and long distance networks and will connect customers end-to-end across the U.S. and in Europe and Asia. We expect to complete the U.S. intercity portion of the network during the first quarter of 2001. In the interim, we have leased a national network over which we began to offer services in the third quarter of 1998. We intend to provide a full range of communications services--including local, long distance, international and Internet services.

  Our principal executive offices are located at 3555 Farnam Street, Omaha, Nebraska 68131 and our telephone number is (402) 536-3677.

                               The Exchange Offer

  On December 2, 1998, we privately placed $833,815,000 aggregate principal amount at maturity of our 10 1/2% Senior Discount Notes Due 2008. Those notes are referred to in this Prospectus as the "Original Notes." In connection with the private placement, we entered into a Registration Agreement (as defined) with the initial purchasers of the Original Notes. In the Registration Agreement, we agreed to deliver this Prospectus to holders of the Original Notes and complete the Exchange Offer within 180 days of the issuance of the Original Notes. Our 10 1/2% Senior Discount Notes Due 2008 that we are offering to exchange for Original Notes in the Exchange Offer are referred to in this Prospectus as the "New Notes." The Original Notes and the New Notes are together referred to in this Prospectus as the "Notes." You should read the discussion under the heading "Description of the Notes" for information regarding the Notes.

                               The Exchange Offer

The Exchange Offer........  We are offering to exchange $1,000 in principal amount at maturity of New Notes for each $1,000 in principal amount at maturity of Original Notes. The New Notes are substantially identical to the Original Notes, except that:

                            (1) the New Notes will be freely transferable, except as otherwise described in this Prospectus;

                            (2) will not contain any legend restricting their transfer;

                            (3) holders of the New Notes will not be entitled to certain rights of the holders of the Original Notes under the Registration Agreement, which rights will terminate on consummation of the Exchange Offer; and

                            (4) the New Notes will not contain any provisions regarding the payment of Special Interest (as defined).

                            We believe that you can transfer the New Notes without complying with the registration and prospectus delivery provisions of the Securities Act (as defined) if:

                            (1) you acquire the New Notes in the ordinary course of your business;

                            (2) you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the New Notes;

                            (3) you are not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act;

                            (4) you are not a broker-dealer that acquired Original Notes directly from the Company; and

                            (5) you are not a broker-dealer that acquired Original Notes as a result of market making or other trading activities.

                            If any of these conditions is not satisfied and you transfer any New Note without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act.

                            Each broker-dealer that receives New Notes for its own account in exchange for Original Notes, which it acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. See "Plan of Distribution."

Minimum Condition.........  The Exchange Offer is not conditioned upon any minimum aggregate principal amount at maturity of Original Notes being tendered for exchange.

Expiration Date...........  The Exchange Offer will expire on the Expiration
                            Date, which is at 5:00 p.m., New York City time, on
                                , 1999, unless extended.

Exchange Date.............  The first date of acceptance for exchange for the
                            Original Notes will be the first business day following the Expiration Date, upon surrender of the Original Notes.

Conditions to the
 Exchange Offer...........  Our obligation to consummate the Exchange Offer is subject to certain conditions. See "The Exchange Offer--Conditions to the Exchange Offer." We reserve the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date if certain specified events occur.

Withdrawal Rights.........
                            You may withdraw the tender of your Original Notes at any time prior to the Expiration Date. Any Original Notes not accepted for any reason will be returned to you without expense as promptly as practicable after the expiration or termination of the Exchange Offer.

Procedures for Tendering
 Original Notes...........  See "The Exchange Offer--How to Tender."

Federal Income
 Tax Consequences.........  The exchange of Original Notes for New Notes by
                            U.S. Holders (as defined) will not be a taxable exchange for federal income tax purposes, and U.S. Holders should not recognize any taxable gain or loss as a result of such exchange.

Effect on Holders of
 Original Notes...........  If the Exchange Offer is completed within 180 days of the issuance of the Original Notes, holders of the Original Notes will have no further registration or other rights under the Registration Agreement, except under certain limited circumstances. See "Registration Rights." Holders of the Original Notes who do not tender their Original Notes will continue to hold those Original Notes. All untendered, and tendered but unaccepted, Original Notes will continue to be subject to the restrictions on transfer provided for in the Original Notes and the Indenture (as defined). To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Original Notes could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange."

Use of Proceeds...........  The Company will not receive any proceeds from the issuance of New Notes in the Exchange Offer

Exchange Agent............
                            IBJ Whitehall Bank & Trust Company (formerly known as IBJ Schroder Bank & Trust Company) is serving as exchange agent in connection with the Exchange Offer.

                                   The Notes

  The Exchange Offer applies to $833,815,000 aggregate principal amount at maturity of the Original Notes. The New Notes are substantially identical to the Original Notes, except for certain transfer restrictions and registration rights relating to the Original Notes. The New Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of the Indenture. See "Description of the Notes."

Issuer....................  Level 3 Communications, Inc.

Securities Offered........  $833,815,000 aggregate principal amount at maturity of 10 1/2% Senior Discount Notes Due 2008.

Maturity..................  December 1, 2008.

Accreted Value and          The issue price of the Original Notes was $599.66
 Interest.................  per $1,000 principal amount at maturity. The New
                            Notes will accrete at a daily rate of 10 1/2% per year, compounded semiannually, in principal amount of $1,000 by December 1, 2008 for each $1,000 principal amount at maturity. Cash interest will not begin to accrue until December 1, 2003 unless we elect to commence the accrual on or after December 1, 2001 of cash interest. After December
                            1, 2003, interest will accrue at a rate of 10 1/2%
                            per year and will be payable semiannually on June 1 and December 1, beginning June 1, 2004.

Ranking...................  The Notes are:

                            (1) senior unsecured obligations of the Company, ranking equal in right of payment with all existing and future senior unsecured indebtedness of the Company, including, without limitation, the 9 1/8% Senior Notes Due 2008 in an aggregate principal amount not to exceed $2,000,000,000, originally issued on April 28, 1998;

                            (2) senior in right of payment to all existing and future subordinated indebtedness of the Company; and

                            (3)  effectively subordinated to all secured
                                 indebtedness of the Company to the extent of the value of the assets securing such indebtedness.

                            The Notes are senior unsecured obligations of the Company and rank equally with all of our other senior unsecured indebtedness. Substantially all of the operating assets of the Company are owned by its subsidiaries, effectively subordinating the Notes to all existing and future obligations of its subsidiaries. See "Description of the Notes."

Optional Redemption.......  We may redeem some or all of the Notes, at any time on or after December 1, 2003 at the redemption prices (expressed as percentages of Accreted Value (as defined)) appearing in this Prospectus, plus any accrued and unpaid interest on the redeemed Notes to the redemption date. In addition, at any time prior to December 1, 2001, the Company may redeem up to 35% of the original aggregate principal amount at maturity of the Notes at a redemption price equal to 110.50% of the Accreted Value of the Notes so redeemed, plus any accrued and unpaid interest on the redeemed Notes to the redemption date, with the net cash proceeds of certain public or private offerings of our common stock resulting in aggregate gross proceeds of at least $100 million. However, at least 65% of the original aggregate principal amount at maturity of the Notes must remain outstanding immediately after giving effect to such redemption. See "Description of the Notes-- Optional Redemption."

Change of Control
 Triggering Event.........  Within 30 days of the occurrence of a Change of
                            Control Triggering Event (as defined), the Company must make an offer to purchase all outstanding Notes at a price in cash equal to 101% of the Accreted Value of the Notes, plus accrued and unpaid interest, if any, to the purchase date. See "Description of the Notes--Certain Covenants-- Change of Control Triggering Event."

Certain Covenants.........  The Indenture contains certain covenants that limit, among other things, the ability of the Company and its subsidiaries to:

                            (1)  incur indebtedness;

                            (2)  make certain payments;

                            (3)  pay dividends and make certain other
                                 restricted payments and transfers;

                            (4)  create liens;

                            (5) enter into certain transactions, including transactions with affiliates;

                            (6)  sell assets;

                            (7) issue or sell capital stock of restricted subsidiaries; and

                            (8) in the case of the Company, consolidate, merge or sell substantially all of the Company's assets.

                            All of the covenants are subject to a number of important qualifications and exceptions. See "Description of the Notes."

Registration Rights.......  Under the Registration Agreement, the Company has
                            agreed to use its best efforts to commence the Exchange Offer or to use best efforts to cause the Original Notes to be registered under the Securities Act so as to permit resales. If the Company is not in compliance with its obligations under the Registration Agreement, Special Interest will accrue on the Notes under certain circumstances in addition to the interest that is otherwise due on the Notes. If the Exchange Offer is consummated on the terms and within the period contemplated by this Prospectus, no Special Interest will be payable on the Original Notes. The New Notes will not contain any provisions regarding the payment of Special Interest. See "Registration Rights."

Absence of a Public
 Market for the Notes.....  The Notes are a new issue of securities for which there is currently no established trading market. There can be no assurance as to the development or liquidity of any market for any of the Notes. The Company does not intend to apply for listing of any of the Notes on any securities exchange. See "Risk Factors--Absence of Public Market; Restrictions on Resale."

                                 RISK FACTORS

  Before tendering Original Notes, prospective participants in the Exchange Offer should carefully consider the following risk factors, as well as other information contained or incorporated by reference in this Prospectus, including, but not limited to, those risk factors contained in the Form 8-K filed with the SEC on December 7, 1998, which is incorporated by reference in this Prospectus. See "Where You Can Find More Information." The following risk factors, other than "Consequences of Failure to Exchange," are generally applicable to the Original Notes as well as the New Notes.

HOLDING COMPANY STRUCTURE; EFFECTIVE SUBORDINATION OF THE NOTES

  We are a holding company with no material assets other than the stock of our subsidiaries. The Notes are exclusively obligations of the holding company. The Notes are unsecured and rank equal in right of payment with all of our existing and future senior unsecured indebtedness and trade payables including, without limitation, our 9 1/8% Senior Notes Due 2008 in an aggregate principal amount not to exceed $2,000,000,000 originally issued on April 28, 1998. The Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. Since substantially all of our operations are conducted through our subsidiaries, our cash flow and our ability to meet our own obligations, including obligations on the Notes, are dependent on (1) the earnings of our subsidiaries and the distributions of those earnings to us, or (2) on loans or other payments of funds made by these subsidiaries to us. Future debt agreements of our subsidiaries likely will impose significant restrictions that affect, among other things, the ability of our subsidiaries to pay dividends or make loans, advances or other distributions to us. The ability of the Company's subsidiaries to pay dividends and make other distributions also will be subject to applicable state laws and regulations, among other things. In certain circumstances, the prior or subsequent approval of these dividends or distributions is required from the applicable regulatory or other governmental entity.

  Substantially all of our operating assets are owned by our subsidiaries. Therefore, the Notes rank junior to all existing and future indebtedness, trade payables, preferred stock and other obligations of our subsidiaries. In addition, our rights and the rights of our creditors, including the holders of the Notes, to participate in the assets of any subsidiary upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors and holders of the subsidiary's preferred stock, if any. However, if we ourselves are a creditor with recognized claims against the subsidiary, our claims would still be effectively subordinated to any security interests in or mortgages or other liens on the assets of the subsidiary and would rank junior to any senior indebtedness of the subsidiary. The Indenture limits, but does not prohibit, the incurrence of additional indebtedness by us and our subsidiaries. Therefore, both we and our subsidiaries will retain the ability to incur substantial additional indebtedness. We expect that we and our subsidiaries will incur substantial additional indebtedness in the future in connection with the implementation of the Business Plan. See "Description of the Notes."

LEVERAGE AND DEBT SERVICE

  As of September 30, 1998, on a pro forma basis after giving effect to the Initial Offering (as defined), we would have had approximately $2.646 billion of indebtedness. For the nine months ended September 30, 1998, we had a deficiency in the ratio of earnings to fixed charges of approximately $106 million. In addition, we expect to incur substantial net operating losses for the foreseeable future, and there can be no assurance that we will be able to achieve or sustain profitability in the future. Accordingly, we cannot make any assurance that we will have sufficient funds to pay debt service on the Notes. In addition, the Indenture permits us to incur additional debt under certain conditions, including an unlimited amount of secured purchase money debt. The leveraged nature of our company could limit our ability to effect future financings or may otherwise restrict our activities. Substantial leverage poses the risk that we may not be able to generate sufficient cash flow to service our indebtedness, including the Notes, and to adequately fund the Business Plan. See "Description of the Notes."

  The Business Plan will require us and our subsidiaries to incur substantial amounts of additional indebtedness in the future. The degree to which we are leveraged, and the restrictive and financial covenants that we will be subject to, will have important consequences to the holders of the Notes, including the following:

  (1) our ability to obtain additional financing for the Business Plan, including financing necessary to fund the substantial net losses incurred in connection with the Business Plan, may be impaired in the future;

  (2) a substantial portion of our cash flow from operations must be dedicated to the payment of debt service, which reduces the funds available for the Business Plan;

  (3) our leverage may hinder our ability to adjust rapidly to changing market conditions; and

  (4) our leverage could make us more vulnerable in the event of a downturn in general economic conditions or in our business.

Covenants

  The covenants in the Indenture allow us, subject to certain limitations, to use our funds in a broad range of activities and investments, including entering into joint ventures we do not control, some of which may result in significant cash expenditures by us or result in significant losses. See "Description of the Notes."

Risks Associated with a Change of Control

  Upon the occurrence of certain change of control events, we must make an offer to purchase all outstanding Notes at a purchase price equal to 101% of the Accreted Value of the Notes, plus accrued and unpaid interest (if any) to the purchase date. We can make no assurance that we would have sufficient funds to pay the purchase price for all Notes tendered by holders seeking to accept the offer to purchase. In addition, instruments governing our other debt may require us to repurchase the other debt upon a change in control or may prohibit us from purchasing any Notes prior to their stated maturity, including upon a change of control. Our failure to purchase all validly tendered Notes would result in an Event of Default (as defined) under the Indenture. See "Description of the Notes--Certain Covenants--Change of Control Triggering Event."

Absence of Public Market; Restrictions on Resale

  The Notes are a new issue of securities for which there is currently no established market. We can make no assurance as to:

    (1) the liquidity of any market that may develop;

    (2) the ability of the holders of Notes to sell any of their Notes; or

    (3) the price at which the holders of Notes would be able to sell any of their Notes.

We do not presently intend to apply for listing of any of the Notes on any national securities exchange. The initial purchasers of the Original Notes (the "Initial Purchasers") have advised the Company that they presently intend to make a market in the Notes. However, the Initial Purchasers are not obligated to make a market in any of the Notes and any market-making may be discontinued at any time at the sole discretion of the Initial Purchasers and without notice. Accordingly, we can make no assurance as to the development or liquidity of any market for any of the Notes. If a market for any of the Notes were to develop, the Notes could trade at prices that may be higher or lower than their initial offering price depending on many factors. These factors include prevailing interest rates, our operating results and prospects for our performance, the market for similar securities and general economic conditions. Historically, the market for securities such as the Notes has been subject to disruptions that have caused substantial volatility in the prices of similar securities. There can be no assurance that if a market for any of the Notes were to develop that it would not be subject to similar disruptions.

Original Issue Discount; Applicable High Yield Discount Obligations

  The Original Notes were issued at a substantial discount from their stated principal amount at maturity. Consequently, although cash interest on the Notes generally will not be payable prior to June 1, 2004, original issue discount ("OID") will be includible in the gross income of a holder of the Notes for U.S. federal income tax purposes in advance of the receipt of cash payments on the Notes. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the United States federal income tax consequences applicable to holders of the Notes.

  If a bankruptcy petition is filed by or against the Company under the United States Bankruptcy Code after the issuance of the Notes, the claim of a holder of Notes with respect to the Accreted Value of the Notes may be limited to an amount equal to the sum of:

    (1) the initial offering price for the Notes; and

    (2) that portion of the original issue discount that is not deemed to constitute "unmatured interest" within the meaning of the United States Bankruptcy Code.

Any original issue discount that was not amortized as of the date of any such bankruptcy filing would constitute "unmatured interest." Accordingly, holders of the Notes under such circumstances may receive a lesser amount than they would be entitled to under the express terms of the Indenture, even if sufficient funds are available. In addition, to the extent that the United States Bankruptcy Code differs from the Internal Revenue Code of 1986, as amended, in determining the method of amortization of original issue discount, a holder of Notes may realize taxable gain or loss upon payment of that holder's claim in bankruptcy.

  The New Notes will constitute "applicable high yield discount obligations" ("AHYDOs") because the Original Notes provided initial holders with a yield to maturity in excess of a specified amount. Consequently, OID with respect to the Notes will not be deductible by us until paid. See "Certain Federal Income Tax Considerations."

Consequences of Failure to Exchange

  Holders of Original Notes who do not exchange their Original Notes for New Notes in the Exchange Offer will continue to be subject to the existing restrictions on transfer of their Original Notes. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. Except under certain limited circumstances, we do not intend to register the Original Notes under the Securities Act of 1933, as amended (the "Securities Act"). In addition, any holder of Original Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities. If so, that holder will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Original Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Original Notes not tendered could be adversely affected. See "The Exchange Offer" and "Registration Rights."

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the issuance of New Notes in the Exchange Offer. The New Notes will evidence the same debt as the Original Notes surrendered in exchange for the New Notes. Accordingly, the issuance of the New Notes will not result in any change in the indebtedness of the Company.

  The net proceeds to the Company of the Initial Offering were approximately $486 million (after deducting expenses). The net proceeds will be used in connection with the implementation of the Business Plan, including funding for:

  . route miles 9,000 through 16,000 of the Company's U.S. intercity network;

  . an expansion of the fiber loops, number of buildings connected and colocation space in the Company's U.S. cities;

  . an expansion of the fiber loops, number of buildings connected and colocation space in the Company's European cities;

  .  purchases of undersea cable capacity; and

  .  general corporate purposes, including acquisitions.

  Pending such utilization, we intend to invest the net proceeds of the Initial Offering in government securities.

                                CAPITALIZATION

  The following table sets forth as of September 30, 1998: (i) the historical consolidated capitalization of the Company; and (ii) that capitalization as adjusted to give effect to the Initial Offering of the Original Notes.

                                                            September 30, 1998
                                                          ----------------------
                                                          Historical As Adjusted
                                                          ---------- -----------
                                                          (dollars in millions)
Cash and marketable securities...........................   $3,633     $4,119
                                                            ======     ======
Current portion of long-term debt........................   $    6     $    6
                                                            ------     ------
Notes offered hereby.....................................      --         500
Other long-term debt, less current portion...............   $2,140     $2,140
                                                            ------     ------
  Total long-term debt, less current portion.............    2,140      2,640
                                                            ------     ------
Total stockholders' equity...............................    2,098      2,098
                                                            ------     ------
  Total capitalization...................................   $4,238     $4,738
                                                            ======     ======

                      RATIO OF EARNINGS TO FIXED CHARGES

  The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                         Nine Months
                                            Ended
                                        September 30,     Fiscal Year Ended
                                        ------------- -------------------------
                                         1998   1997  1997 1996 1995 1994 1993
                                        ------ ------ ---- ---- ---- ---- -----
Ratio of earnings to fixed charges.....    --    7.29 5.73 3.87  --   --  20.94

  For purposes of calculating the ratio of earnings to fixed charges, earnings consist of earnings (loss) before income taxes, minority interest and discontinued operations plus fixed charges excluding capitalized interest. Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by the Company to be representative of the interest factor, plus, prior to September 30, 1995, preferred stock dividends on preferred stock of its former subsidiary, MFS Communications Company, Inc. The Company had deficiencies of earnings to fixed charges of $106 million for the nine months ended September 30, 1998, $32 million for 1995 and $42 million for 1994.

                              THE EXCHANGE OFFER

Purpose of the Exchange Offer

  On December 2, 1998 the Company privately placed the Original Notes in a transaction exempt from registration under the Securities Act (the "Initial Offering"). Accordingly, the Original Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. In the Registration Agreement, dated November 24, 1998 (the "Registration Agreement"), that the Company entered into with the Initial Purchasers, the Company has agreed to:

  (1) file a registration statement with the SEC with respect to the Exchange Offer within 90 days after the closing of the Initial Offering (the "Original Notes Closing Date");

  (2) use its best effort to cause such registration statement to be declared effective under the Securities Act not later than 150 days after the Original Notes Closing Date; and

  (3) upon effectiveness of such registration statement, offer New Notes in exchange for surrender of Original Notes.

The New Notes are being offered under this Prospectus to satisfy these obligations of the Company under the Registration Agreement.

Terms of the Exchange

  The Company is offering, upon the terms and subject to the conditions of the Exchange Offer, to exchange $1,000 in principal amount at maturity of New Notes for each $1,000 in principal amount at maturity of outstanding Original Notes. The terms of the New Notes are substantially identical to the terms of the Original Notes for which they may be exchanged pursuant to the Exchange Offer, except that:

  (1) the offer of the New Notes will have been registered under the Securities Act and, therefore, the New Notes will be freely transferable by holders thereof (except as otherwise described herein) and not bear a legend regarding restrictions on transfer;

  (2) holders of the New Notes will not be entitled to certain rights of the holders of the Original Notes under the Registration Agreement, which rights with respect to the Original Notes will terminate on consummation of the Exchange Offer; and

  (3) the New Notes will not contain any provisions regarding the payment of Special Interest.

The New Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of the Indenture. See "Description of the Notes."

  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

  Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by holders of New Notes without complying with the registration and prospectus delivery requirements of the Securities Act, provided that:

  (1) the holders acquired the New Notes in the ordinary course of the holders' business;

  (2) the holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the New Notes;

  (3) the holders are not "affiliates" of the Company within the meaning of Rule 405 under the Securities Act;

  (4) the holders are not broker-dealers who acquired Original Notes directly from the Company; and

  (5) the holders are not broker-dealers who acquired Original Notes as a result of market making or other trading activities.

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. The Letter of Transmittal that accompanies this Prospectus (the "Letter of Transmittal") states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where those New Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the date of this Prospectus and ending on the close of business on the day that is 180 days following the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  Tendering holders of Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Original Notes pursuant to the Exchange Offer.

  Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Original Note surrendered in exchange therefor or, if no interest has been paid on such Original Note, from the date of original issuance of such Original Note.

Expiration Date; Extensions; Termination; Amendments

  The Exchange Offer expires on the Expiration Date. The term "Expiration
Date" means 5:00 p.m., New York City time, on     , 1999, unless the Company
in its sole discretion extends the period during which the Exchange Offer is open. In that case the term "Expiration Date" means the latest time and date on which the Exchange Offer, as so extended by the Company, expires. The Company reserves the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date by giving written notice to IBJ Whitehall Bank & Trust Company (formerly known as IBJ Schroder Bank & Trust Company) (the "Exchange Agent") and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Original Notes previously tendered in the Exchange Offer will remain subject to the Exchange Offer.

  The initial Exchange Date will be the first business day following the Expiration Date. The Company expressly reserves the right to:

  (1) terminate the Exchange Offer and not accept for exchange any Original Notes for any reason, including if any of the events set forth below under "--Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Company; and

  (2) amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Original Notes.

If any such termination or amendment occurs, the Company will notify the Exchange Agent in writing and will either issue a press release or give written notice to the holders of the Original Notes as promptly as practicable. Unless the Company terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will exchange the New Notes for the Original Notes on the Exchange Date.

  If the Company waives any material condition to the Exchange Offer or amends the Exchange Offer in any other material respect, and, if at the time that notice of such waiver or amendment is first published, sent or given to holders of Original Notes in the manner specified above, the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day from, and including, the date that such notice is first so published, sent or given, then the Exchange Offer will be extended until the expiration of such period of five business days.

  This Prospectus and the Letter of Transmittal and other relevant materials will be mailed by the Company to record holders of Original Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Original Notes.

How to Tender

  The tender to the Company of Original Notes by a holder of Original Notes according to one of the procedures described below will constitute an agreement between that holder and the Company in accordance with the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal.

  General Procedures. A holder of an Original Note may tender the same by (1) properly completing and signing the Letter of Transmittal or a facsimile of the Letter of Transmittal (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering them, together with the certificate or certificates representing the Original Notes being tendered and any required signature guarantees (or a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") pursuant to the procedure described below), to the Exchange Agent at its address set forth below under "--Exchange Agent" on or prior to the Expiration Date or (2) complying with the guaranteed delivery procedures described below.

  If tendered Original Notes are registered in the name of the signer of the Letter of Transmittal and the New Notes to be issued in exchange for accepted Original Notes are to be issued (and any untendered Original Notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered Original Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a firm (an "Eligible Institution") that is a member of a recognized signature guarantee medallion program (an "Eligible Program") within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (the "Exchange Act"). If the New Notes and/or Original Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Original Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

  Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Original Notes should contact such holder promptly and instruct such holder to tender Original Notes on such beneficial owner's behalf. If such beneficial owner wishes to tender such Original Notes himself, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

  Book-Entry Transfer. The Exchange Agent will make a request to establish an account with respect to the Original Notes at The Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Exchange Offer within two business days after receipt of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Original Notes by causing the Book-Entry Transfer Facility to transfer such Original Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Original Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

  The method of delivery of Original Notes and all other documents is at the election and risk of the holder. If sent by mail, it is recommended that registered mail, return receipt requested, be used, proper insurance be obtained, and the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent on or before the Expiration Date.

  Unless an exemption applies under the applicable law and regulations concerning "backup withholding" of federal income tax, the Exchange Agent will be required to withhold, and will withhold, 31% of the gross proceeds otherwise payable to a holder pursuant to the Exchange Offer if the holder does not provide the holder's taxpayer identification number (social security number or employer identification number) and certify that such number is correct. Each tendering holder should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Company and the Exchange Agent.

  Guaranteed Delivery Procedures. If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Original Notes to reach the Exchange Agent before the Expiration Date, a tender may be effected if the Exchange Agent has received at its office listed under "--Exchange Agent" hereof on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution that:

  (1) sets forth the name and address of the tendering holder, the names in which the Original Notes are registered and, if possible, the certificate numbers of the Original Notes to be tendered; and

  (2) states that the tender is being made thereby; and

  (3) guarantees that within three New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Original Notes, in proper form for transfer, will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents).

Unless Original Notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are being delivered with this Prospectus and the Letter of Transmittal.

  A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Original Notes (or a timely Book-Entry

Confirmation) is received by the Exchange Agent. Issuances of New Notes in exchange for Original Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Original Notes (or a timely Book-Entry Confirmation).

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Original Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. The Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

Terms and Conditions of the Letter of Transmittal

  The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

  The party tendering Original Notes for exchange (the "Transferor") exchanges, assigns and transfers the Original Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Original Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that:

  (1) it has full power and authority to tender, exchange, assign and transfer the Original Notes and to acquire New Notes issuable upon the exchange of such tendered Original Notes, and

  (2) when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Original Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Original Notes. The Transferor further agrees that acceptance of any tendered Original Notes by the Company and the issuance of New Notes in exchange therefor shall constitute performance in full by the Company of its obligations under the Registration Agreement and that the Company shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

  By tendering Original Notes, the Transferor certifies:

  (1) that it is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, that it is not a broker-dealer that owns Original Notes acquired directly from the Company or an affiliate of the Company, that it is acquiring the New Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such New Notes, or

  (2) that it is an "affiliate" (as so defined) of the Company or of the Initial Purchasers, and that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it.

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of

Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Withdrawal Rights

  Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

  For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth below under "--Exchange Agent." Any such notice of withdrawal must:

  (1) specify the person named in the Letter of Transmittal as having tendered Original Notes to be withdrawn;

  (2) specify the certificate numbers of Original Notes to be withdrawn;

  (3) specify the principal amount of Original Notes to be withdrawn (which must be an authorized denomination);

  (4) state that such holder is withdrawing his election to have such Original Notes exchanged;

  (5) state the name of the registered holder of such Original Notes; and

  (6) be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Original Notes being withdrawn.

The Exchange Agent will return the properly withdrawn Original Notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company, and such determination will be final and binding on all parties.

Acceptance of Original Notes for Exchange; Delivery of New Notes

  Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Original Notes validly tendered and not withdrawn and the issuance of the New Notes will be made on the Exchange Date. For the purposes of the Exchange Offer, the Company shall be deemed to have accepted for exchange validly tendered Original Notes when, as and if the Company has given written notice of acceptance to the Exchange Agent.

  The Exchange Agent will act as agent for the tendering holders of Original Notes for the purposes of receiving New Notes from the Company and causing the Original Notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the Exchange Offer, delivery of New Notes to be issued in exchange for accepted Original Notes will be made by the Exchange Agent promptly after acceptance of the tendered Original Notes. Original Notes not accepted for exchange by the Company will be returned without expense to the tendering holders (or in the case of Original Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the procedures described above, such non-exchanged Original Notes will be credited to an account maintained with such Book-Entry Transfer Facility) promptly following the Expiration Date or, if the Company terminates the Exchange Offer prior to the Expiration Date, promptly after the Exchange Offer is so terminated.

Conditions to the Exchange Offer

  Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to issue New Notes in respect of any properly tendered Original Notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service) or, at its option, modify or otherwise amend the Exchange Offer, if:

  (1) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (a) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, (b) assessing or seeking any damages as a result thereof, or (c) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Original Notes pursuant to the Exchange Offer;

  (2) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Company might directly or indirectly result in any of the consequences referred to in clauses
      (1)(a) or (b) above or, in the sole judgment of the Company, might result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which are greater than those described in the interpretations of the SEC referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

  (3) a material adverse change shall have occurred in the business, condition (financial or otherwise), operations, or prospects of the Company.

The foregoing conditions are for the sole benefit of the Company and may be asserted by it with respect to all or any portion of the Exchange Offer regardless of the circumstances (including any action or inaction by the Company) giving rise to such condition or may be waived by the Company in whole or in part at any time or from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, the Company has reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the Exchange Offer.

  Any determination by the Company concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

  In addition, the Company will not accept for exchange any Original Notes tendered and no New Notes will be issued in exchange for any such Original Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

Exchange Agent

  IBJ Whitehall Bank & Trust Company (formerly known as IBJ Schroder Bank & Trust Company) has been appointed as the Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed to the Exchange Agent at its address set forth below.

By Registered or Certified Mail:          By Overnight Courier or By Hand:
IBJ Whitehall Bank & Trust Company        IBJ Whitehall Bank & Trust Company
P.O. Box 84                               One State Street
Bowling Green Station                     New York, NY 10004
New York, NY 10274-0084                   Attention: Securities Processing
                                          Window Subcellar One (SC-1)
Attention: Reorganization Operations Department

                                 By Facsimile:
                                (212) 858-2611
                     Confirm by Telephone: (212) 858-2103

  Delivery to an address other than as set forth herein, or transmissions of instructions via a facsimile or telex number other than the ones set forth herein, will not constitute a valid delivery.

Solicitation of Tenders; Expenses

  The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. However, the Company will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting and legal fees, will be paid by the Company and are estimated at approximately $400,000.

  No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made under this Prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given in this Prospectus. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Original Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Original Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

Appraisal Rights

  Holders of Original Notes will not have dissenters' rights or appraisal rights in connection with the Exchange Offer.

Federal Income Tax Consequences

  The exchange of Original Notes for New Notes by holders will not be a taxable exchange for federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange.

Other

  Participation in the Exchange Offer is voluntary, and holders should carefully consider whether to accept. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

  As a result of the making of, and upon acceptance for exchange of all validly tendered Original Notes pursuant to the terms of this Exchange Offer, the Company will have fulfilled a covenant contained in the terms of the Original Notes and the Registration Agreement. Holders of the Original Notes who do not tender their certificates in the Exchange Offer will continue to hold such certificates and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for any such rights under the Registration Agreement, which by their terms terminate or cease to have further effect as a result of the making of this Exchange Offer. See "Description of the Notes." All untendered Original Notes will continue to be subject to the restriction on transfer set forth in the Indenture. To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Original Notes could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange."

  The Company may in the future seek to acquire untendered Original Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Original Notes which are not tendered in the Exchange Offer.

                           DESCRIPTION OF THE NOTES

General

  The Original Notes were, and the New Notes will be, issued under the Indenture, dated as of December 2, 1998 (the "Indenture"), between the Company and IBJ Whitehall Bank & Trust Company (formerly known as IBJ Schroder Bank & Trust Company), as trustee (the "Trustee"). The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. For purposes of this Description of the Notes, the term "Company" refers to Level 3 Communications, Inc. and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

  The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended, and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." The Notes and the New Notes will be considered collectively to be a single class for all purposes under the Indenture, including waivers, amendments, redemptions and Offers to Purchase. For purposes of this "Description of the Notes," all references herein to the "Notes" shall be deemed to refer collectively to the Notes and the New Notes.

  The Notes will be senior unsecured obligations of the Company, ranking pari passu in right of payment with all existing and future senior unsecured indebtedness of the Company including, without limitation, the 9 1/8% Senior Notes (as defined), and will be senior in right of payment to all existing and future indebtedness of the Company expressly subordinated in right of payment to the Notes. As of September 30, 1998, on a pro forma basis after giving effect to the Initial Offering, the Company (excluding its subsidiaries) would have had, in addition to the Notes, $2.0 billion of other indebtedness outstanding, none of which would have constituted secured or subordinated indebtedness.

  Substantially all the operations of the Company are conducted through its subsidiaries and, therefore, the Company is dependent upon cash flow from those entities to meet its obligations. The payment of dividends and the making of loans and advances to the Company by its subsidiaries are subject to various restrictions. Future debt of certain of the subsidiaries may prohibit the payment of dividends or the making of loans or advances to the Company. In addition, the ability of subsidiaries of the Company to make such payments, loans or advances to the Company is limited by the laws of the relevant states in which such subsidiaries are organized or located. In certain circumstances, the prior or subsequent approval of such payments, loans or advances by such subsidiaries to the Company is required from applicable regulatory bodies or other governmental entities. The Company's subsidiaries will have no direct obligation to pay amounts due on the Notes and will have no obligation to guarantee the Notes. As a result, the Notes effectively will be subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries (including trade payables). As of September 30, 1998, the total balance sheet liabilities of the Company's subsidiaries was approximately $146 million in indebtedness, of which approximately $145 million in indebtedness was secured by the assets of the borrowing subsidiaries, and $418 million in other liabilities. The Indenture permits the Company and its subsidiaries to incur substantial amounts of additional debt and other liabilities, including in connection with the implementation of the Business Plan. Any rights of the Company and its creditors, including the holders of Notes, to participate in the assets of any of the Company's subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors (including trade creditors). See "Risk Factors-- Holding Company Structure; Effective Subordination of the Notes" and "--Leverage and Debt Service."

Principal, Maturity and Interest

  The Notes are limited in aggregate principal amount at maturity to $833,815,000 and will mature on December 1, 2008. The Original Notes were issued at a discount to their aggregate principal amount at maturity to generate aggregate gross proceeds of approximately $500,005,503. The Notes will accrete at a rate of 10 1/2% per annum, compounded semiannually, to an aggregate principal amount of $833,815,000 by December 1, 2003. Except as set forth below under "Registration Rights" with respect to the Original Notes, cash interest will not accrue on the Notes prior to December 1, 2003; provided, however, that the Company may elect, upon not less than 60 days prior notice, to commence the accrual of cash interest on all outstanding Notes on or after December 1, 2001, in which case the outstanding principal amount at maturity of each Note will on such commencement date be reduced to the Accreted Value of such Note as of such date and cash interest shall be payable with respect to such Note on each June 1 and December 1 thereafter. Except as otherwise described in this paragraph, interest on the Notes will accrue at the rate of 10 1/2% per annum and will be payable in cash semiannually in arrears on June 1 and December 1, commencing June 1, 2004. The record date for payment of interest will be the close of business on the May 15 or November 15 preceding the applicable interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company, which, unless otherwise provided by the Company, will be the offices of the Trustee. At the option of the Company, interest may be paid by check mailed to the registered holders at their registered addresses. The Notes will be issued without coupons and in fully registered form only, in minimum denominations of $1,000 and integral multiples thereof. The Notes will be issued only against payment in immediately available funds. No service charge will be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

  The interest rate on the Original Notes is subject to increase in the circumstances (such additional interest being referred to as "Special Interest") described under "Registration Rights." All references in this Prospectus to interest on the Original Notes shall include such Special Interest, if appropriate. If the Exchange Offer is consummated on the terms and within the period contemplated by this Prospectus, no Special Interest will be payable. The New Notes will not contain any provisions regarding the payment of Special Interest.

Book-Entry System

  The Notes will initially be issued in the form of Global Securities held in book-entry form. The Notes will be deposited with the Trustee as custodian for the Depository, and the Depository or its nominee will initially be the sole registered holder of the Notes for all purposes under the Indenture. Except as set forth below, a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository.

  Upon the issuance of a Global Security, the Depository or its nominee will credit, on its internal system, the accounts of persons holding through it with the respective principal amounts at maturity of the individual beneficial interest represented by such Global Security purchased by such persons in this Offering. Such accounts shall initially be designated by the Initial Purchasers with respect to Notes placed by the Initial Purchasers for the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  Payment of principal, premium, if any, and interest on Notes represented by any such Global Security will be made to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Notes represented thereby for all purposes under the Indenture. None of the Company, the Trustee, any agent of the Company or the Initial Purchasers will have any responsibility or liability for any aspect of the Depository's reports relating to or payments made on account of beneficial ownership interests in a Global Security representing any Notes or for maintaining, supervising or reviewing any of the Depository's records relating to such beneficial ownership interests.

  The Company has been advised by the Depository that upon receipt of any payment of principal of, premium, if any, or interest on any Global Security, the Depository will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security, as shown on the records of the Depository. The Company expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

  So long as the Depository or its nominee is the registered owner or holder of such Global Security, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Security for the purposes of receiving payment on the Notes, receiving notices and for all other purposes under the Indenture and the Notes. Beneficial interests in the Notes will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered the holders of such Global Security for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action that a holder is entitled to give or take under the Indenture, the Depository would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  The Depository has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account with the Depository interests in the

Global Security are credited and only in respect of such portion of the aggregate principal amount at maturity of the Notes as to which such participant or participants has or have given such direction.

  Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Securities among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee, any agent of the Company or the Initial Purchasers will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  The Depository has advised the Company that the Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. The Depository was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Certificated Notes

  Notes represented by a Global Security are exchangeable for certificated Notes only if:

  (1) the Depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 90 days;

  (2) the Company executes and delivers to the Trustee a notice that such Global Security shall be so transferable, registrable and exchangeable, and such transfer shall be registrable; or

  (3) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Notes represented by such Global Security.

Any Global Security that is exchangeable for certificated Notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated Notes in authorized denominations and registered in such names as the Depository or its nominee holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Security becomes exchangeable for certificated Notes:

  (1) certificated Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof;

  (2) payment of principal, premium, if any, and interest on the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of the Company maintained for such purposes; and

  (3) no service charge will be made for any issuance of the certificated Notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

In addition, such certificates will bear the legend referred to under "Notice to Investors" (unless the Company determines otherwise in accordance with applicable law) subject, with respect to such Notes, to the provisions of such legend.

Optional Redemption

  The Notes will be subject to redemption at the option of the Company, in whole or in part, at any time or from time to time on or after December 1, 2003, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of Accreted Value) set forth below, plus accrued and unpaid interest thereon (if any) to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve months beginning December 1, of the years indicated below:

       Year                                                     Redemption Price
       ----                                                     ----------------
       2003....................................................      105.25%
       2004....................................................      103.50%
       2005....................................................      101.75%
       2006 and thereafter.....................................      100.00%

  In addition, at any time or from time to time prior to December 1, 2001, the Company may redeem up to 35% of the original aggregate principal amount at maturity of the Notes at a redemption price equal to 110.50% of the Accreted Value of the Notes so redeemed, plus accrued and unpaid interest thereon (if any) to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more private placements to Persons other than Affiliates of the Company or underwritten public offerings of Common Stock of the Company resulting in gross proceeds of at least $100 million in the aggregate; provided that at least 65% of the original aggregate principal amount at maturity of the Notes would remain outstanding immediately after giving effect to such redemption. Any such redemption shall be made within 90 days of any such private placement or public offering upon not less than 30 nor more than 60 days' prior notice.

Mandatory Redemption

  Except as set forth under "--Certain Covenants--Change of Control Triggering Event" and "--Limitation on Asset Dispositions," the Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

Certain Covenants

  The Indenture contains, among others, the following covenants:

  Limitation on Consolidated Debt. (a) The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, Incur any Debt, unless, after giving pro forma effect to such Incurrence and the receipt and application of the net proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (1) the ratio of (A) the aggregate consolidated principal amount (or, in the case of Debt issued at a discount, the then-Accreted Value) of Debt of the Company outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred or repaid since such balance sheet date and the receipt and application of the net proceeds thereof, to (B) Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, would be less than 5.0 to 1.0, or (2) the Company's Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to
(x) the Incurrence of such Debt and any other Debt Incurred or repaid since such balance sheet date, (y) the issuance of any Capital Stock (other than Disqualified Stock) of the Company since such balance sheet date, including the issuance of any Capital Stock to be issued concurrently with the Incurrence of such Debt, and (z) the receipt and application of the net proceeds of such Debt or Capital Stock, as the case may be, is less than 2.25 to 1.0.

  (b) Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may Incur any and all of the following (each of which shall be given independent effect):

  (1) Debt under the Notes, the Indenture or any Restricted Subsidiary
      Guarantee;

  (2) Debt under Credit Facilities in an aggregate principal amount outstanding or available (together with all refinancing Debt outstanding or available pursuant to clause (8) below in respect of Debt previously Incurred pursuant to this clause (2)) at any one time not to exceed the greater of (X) $750 million, which amount shall be permanently reduced by the amount of Net Available Proceeds used to repay Debt under the Credit Facilities, and not reinvested in Telecommunications/IS Assets or used to purchase Notes or repay other Debt, pursuant to and as permitted by the covenant described under "-- Limitation on Asset Dispositions", and (Y) 85% of the Eligible Receivables;

  (3) Purchase Money Debt, provided that the amount of such Purchase Money Debt does not exceed 100% of the cost of the construction, installation, acquisition, lease, development or improvement of the applicable Telecommunications/IS Assets;

  (4) Subordinated Debt of the Company; provided, however, that the aggregate principal amount of such Debt, together with any other outstanding Debt Incurred pursuant to this clause (4), shall not exceed $500 million at any one time (which amount shall be permanently reduced by the amount of Net Available Proceeds used to repay Subordinated Debt of the Company, and not reinvested in Telecommunications/IS Assets or used to purchase Notes or repay other Debt, pursuant to and as permitted by the covenant described under "--Limitation on Asset Dispositions"), except to the extent such Debt in excess of $500 million (A) is subordinated to all other Debt of the Company other than Debt Incurred pursuant to this clause (4) in excess of such $500 million limitation, (B) does not provide for the payment of cash interest on such Debt prior to the Stated Maturity of the Notes and (C) (1) does not provide for payments of principal of such Debt at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Debt upon any event of default thereunder), in each case on or prior to the Stated Maturity of the Notes, and (2) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such Debt at the option of the holder thereof on or prior to the Stated Maturity of the Notes;

  (5) Debt outstanding on the Measurement Date;

  (6) Debt owed by the Company to any Restricted Subsidiary of the Company or Debt owed by a Restricted Subsidiary of the Company to the Company or a Restricted Subsidiary of the Company; provided, however, that (X) upon the transfer, conveyance or other disposition by such Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Restricted Subsidiary of the Company or (Y) if for any reason such Restricted Subsidiary ceases to be a Restricted Subsidiary, the provisions of this clause (6) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred by the issuer thereof at the time of such transfer, conveyance or other disposition or when such Restricted Subsidiary ceases to be a Restricted Subsidiary;

  (7) Debt Incurred by a Person prior to the time (A) such Person became a Restricted Subsidiary, (B) such Person merges into or consolidates with a Restricted Subsidiary or (C) another Restricted Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary), which Debt was not Incurred in anticipation of such transaction and was outstanding prior to such transaction;

  (8) Debt Incurred to renew, extend, refinance, defease, repay, prepay, repurchase, redeem, retire, exchange or refund (each, a "refinancing") Debt Incurred pursuant to clause (1), (2), (3), (5), (7) or (12) of this paragraph (b) or this clause (8), in an aggregate principal amount (or if issued at a discount, the then-Accreted Value) not to exceed the aggregate principal amount (or if issued at a discount, the then-Accreted Value) of and accrued interest on the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the board of directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company Incurred in connection with such refinancing; provided, however, that (A) the refinancing Debt shall not be senior in right of payment to the Debt that is being refinanced and (B) in the case of any refinancing of Debt Incurred pursuant to clause (1), (5), (7) or (12) or, if such Debt previously refinanced Debt Incurred pursuant to any such clause, this clause (8), the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (x) does not provide for payments of principal of such Debt at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Debt upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Debt being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such Debt at the option of the holder thereof prior to the time the same are required by the terms of the Debt being refinanced, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control pursuant to provisions substantially similar to those described under "--Change of Control Triggering Event";

  (9) Debt (A) in respect of performance, surety or appeal bonds, Guarantees, letters of credit or reimbursement obligations Incurred or provided in the ordinary course of business securing the performance of contractual, franchise, lease, self-insurance or license obligations and not in connection with the Incurrence of Debt or (B) in respect of customary agreements providing for indemnification, adjustment of purchase price after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

  (10) Debt consisting of Permitted Interest Rate or Currency Protection Agreements;

  (11) Debt not otherwise permitted to be Incurred pursuant to clauses (1) through (10) above or clause (12) below, which, together with any other outstanding Debt Incurred pursuant to this clause (11), has an aggregate principal amount not in excess of $50 million at any time outstanding; and

  (12) Debt under the 9 1/8% Senior Notes, the 9 1/8% Senior Notes Indenture or restricted subsidiary guarantees issued in accordance with the 9 1/8% Senior Notes Indenture.

  Notwithstanding any other provision of this "--Limitation on Consolidated Debt" covenant, the maximum amount of Debt that the Company or a Restricted Subsidiary may Incur pursuant to this "--Limitation on Consolidated Debt" covenant shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

  For purposes of determining any particular amount of Debt under this "--Limitation on Consolidated Debt" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted for the benefit of the Notes pursuant to the provisions referred to in the "--Limitation on Liens" covenant described below shall not be treated as Debt. For purposes of determining compliance with this "--Limitation on Consolidated Debt" covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

  Limitation on Debt of Restricted Subsidiaries. The Company may not permit any Restricted Subsidiary that is not a Guarantor to Incur any Debt except any and all of the following (each of which shall be given independent effect):

  (1) Restricted Subsidiary Guarantees;

  (2) Debt outstanding on the Measurement Date;

  (3) Debt of Restricted Subsidiaries under Credit Facilities permitted to be Incurred pursuant to clause (2) of paragraph (b) of "--Limitation on Consolidated Debt";

  (4) Purchase Money Debt of Restricted Subsidiaries permitted to be Incurred pursuant to clause (3) of paragraph (b) of "--Limitation on Consolidated Debt";

  (5) Debt owed by a Restricted Subsidiary to the Company or a Restricted Subsidiary of the Company permitted to be Incurred pursuant to clause
      (6) of paragraph (b) of "--Limitation on Consolidated Debt";

  (6) Debt of Restricted Subsidiaries consisting of Permitted Interest Rate or Currency Protection Agreements permitted to be Incurred pursuant to clause (10) of paragraph (b) of "--Limitation on Consolidated Debt";

  (7) Debt of Restricted Subsidiaries permitted to be Incurred under clause
      (7) of paragraph (b) of "--Limitation on Consolidated Debt";

  (8) Debt of Restricted Subsidiaries permitted to be Incurred under clause
      (9) or (11) of paragraph (b) of "--Limitation on Consolidated Debt";
      and

  (9) Debt which is Incurred to refinance any Debt of a Restricted Subsidiary permitted to be Incurred pursuant to clauses (1), (2), (3), (4) and (7) of this paragraph or this clause (9), in an aggregate principal amount (or if issued at a discount, the then-Accreted Value) not to exceed the aggregate principal amount (or if issued at a discount, the then-Accreted Value) of the Debt so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the board of directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of the Company and the applicable Restricted Subsidiary Incurred in connection therewith; provided, however, that, in the case of any refinancing of Debt Incurred pursuant to clause (1), (2) or (7) or, if such Debt previously refinanced Debt Incurred pursuant to any such clause, this clause (9), the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is Incurred, (x) does not provide for payments of principal at the stated maturity of such Debt or by way of a sinking fund applicable to such Debt or by way of any mandatory redemption, defeasance, retirement or repurchase of such Debt by the Company or any Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the time the same are required by the terms of the Debt being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company or a Restricted Subsidiary) of such Debt at the option of the holder thereof prior to the stated maturity of the Debt being refinanced, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by the Company or a Restricted Subsidiary) which is conditioned upon the change of control of the Company pursuant to provisions substantially similar to those contained in the Indenture described under "--Change of Control Triggering Event."

  Notwithstanding any other provision of this "--Limitation on Debt of Restricted Subsidiaries" covenant, the maximum amount of Debt that a Restricted Subsidiary may Incur pursuant to this "--Limitation on Debt of Restricted Subsidiaries" covenant shall not be deemed to be exceeded due solely as the result of fluctuations in the exchange rates of currencies.

  For purposes of determining any particular amount of Debt under this "--Limitation on Debt of Restricted Subsidiaries" covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this "--Limitation on Debt of Restricted Subsidiaries" covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

  Limitation on Restricted Payments. (a) The Company may not, and may not permit any Restricted Subsidiary to:

  (i) directly or indirectly, declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders thereof, excluding any dividends or distributions which are made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividends or distributions payable solely in shares of Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to acquire Capital Stock of the Company (other than Disqualified Stock);

  (ii) purchase, redeem, or otherwise retire or acquire for value (x) any Capital Stock of the Company or any Restricted Subsidiary of the Company or (y) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Restricted Subsidiary or any securities convertible or exchangeable into shares of Capital Stock of the Company or any Restricted Subsidiary, except, in any such case, any such purchase, redemption or retirement or acquisition for value (A) paid to the Company or a Restricted Subsidiary (or, in the case of any such purchase, redemption or other retirement or acquisition for value with respect to a Restricted Subsidiary that is not a Wholly Owned Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of payments of greater value than it would receive on a pro rata basis) or (B) paid solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

  (iii) make any Investment (other than an Investment in the Company or a Restricted Subsidiary or a Permitted Investment) in any Person, including the Designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or the Revocation of any such Designation, according to the covenant described under "--Limitation on Designations of Unrestricted Subsidiaries";

  (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Company which is subordinate in right of payment to the Notes (other than any redemption, defeasance, repurchase, retirement or other acquisition or retirement for value made in anticipation of satisfying a scheduled maturity, repayment or sinking fund obligation due within one year thereof); and

  (v) issue, transfer, convey, sell or otherwise dispose of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries

(each of clauses (i) through (v) above being a "Restricted Payment") if:

  (1) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or

  (2) upon giving effect to such Restricted Payment, the Company could not Incur at least $1.00 of additional Debt pursuant to the terms of the Indenture described in paragraph (a) of "--Limitation on Consolidated Debt" above, or

  (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Measurement Date, including Restricted Payments made pursuant to clause (A) or (B) of the proviso at the end of this sentence, and Permitted Investments made on or after the Measurement Date pursuant to clause (9) or (10) of the definition thereof (the amount of any such Restricted Payment or Permitted Investment, if made other than in cash, to be based upon Fair Market Value) exceeds the sum of: (a) 50% of cumulative Consolidated Net Income (or, in the case that Consolidated Net Income shall be negative, 100% of such negative amount) since the end of the last full fiscal quarter prior to the Measurement Date through the last day of the last full fiscal quarter ending at least 45 days prior to the date of such Restricted Payment plus, (b) in the case of any Revocation made after the Measurement Date, an amount equal to the lesser of the portion (proportionate to the Company's equity interest in the Subsidiary to which such Revocation relates) of the Fair Market Value of the net assets of such Subsidiary at the time of Revocation and the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Subsidiary; provided, however, that the Company or a Restricted Subsidiary of the Company may, without regard to the limitations in clause (3) but subject to clauses (1) and (2), make (A) Restricted Payments in an aggregate amount not to exceed the sum of $50 million and the aggregate net cash proceeds received after the Measurement Date (i) as capital contributions to the Company, from the issuance (other than to a Subsidiary or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) of Capital Stock (other than Disqualified Stock) of the Company, and
      (ii) from the issuance or sale of Debt of the Company or any Restricted Subsidiary (other than to a Subsidiary, the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) that after the Measurement Date has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company and (B) Investments in Persons engaged in the Telecommunications/IS Business in an aggregate amount not to exceed the after-tax gain on the sale, after the Measurement Date, of Special Assets to the extent sold for cash, Cash Equivalents, Telecommunications/IS Assets or the assumption of Debt of the Company or any Restricted Subsidiary (other than Debt that is subordinated to the Notes or any applicable Restricted Subsidiary Guarantee) and release of the Company and all Restricted Subsidiaries from all liability on the Debt assumed. The aggregate net cash proceeds referred to in the immediately preceding clauses (A)(i) and (A)(ii) shall not be utilized to make Restricted Payments pursuant to such clauses to the extent such proceeds have been utilized to make Permitted Investments under clause (9) of the definition of "Permitted Investments."

  (b) Notwithstanding the foregoing limitation:

  (i) the Company may pay any dividend on Capital Stock of any class of the Company within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company could have paid such dividend in accordance with the foregoing provisions; provided, however, that at the time of such payment of such dividend, no other Event of Default shall have occurred and be continuing (or result therefrom);

  (ii) the Company may repurchase any shares of its Common Stock or options to acquire its Common Stock from Persons who were formerly directors, officers or employees of the Company or any of its Subsidiaries or other Affiliates in an amount not to exceed $3 million in any 12-month period;

  (iii) the Company and any Restricted Subsidiary may refinance any Debt otherwise permitted by clause (8) of paragraph (b) under "-- Limitation on Consolidated Debt" above or clause (9) under "-- Limitation on Debt of Restricted Subsidiaries" above;

  (iv) the Company and any Restricted Subsidiary may retire or repurchase any Capital Stock of the Company or of any Restricted Subsidiary or any Subordinated Debt of the Company in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) of, Capital Stock (other than Disqualified Stock) of the Company, provided that the proceeds from any such exchange or sale of Capital Stock shall be excluded from any calculation pursuant to clause (A)(i) in the proviso at the end of paragraph (a) above or pursuant to clause (b) of the definition of "Invested Capital"; and

  (v) the Company may pay cash dividends in any amount not in excess of $50 million in any 12-month period in respect of Preferred Stock of the Company (other than Disqualified Stock).

The Restricted Payments described in the foregoing clauses (i), (ii) and (v) shall be included in the calculation of Restricted Payments; the Restricted Payments described in clauses (iii) and (iv) shall be excluded in the calculation of Restricted Payments.

  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted
Subsidiary:

  (1) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary;

  (2) to make loans or advances to the Company or any other Restricted Subsidiary; or

  (3) to transfer any of its Property to the Company or any other Restricted Subsidiary;

  (b) Notwithstanding the foregoing limitation, the Company may, and may permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist:

  (1) any encumbrance or restriction pursuant to any agreement in effect on the Measurement Date;

  (2) any customary (as conclusively determined in good faith by the Chief Financial Officer of the Company) encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Debt contained in any Credit Facilities or Purchase Money Debt, provided that such encumbrances and restrictions permit the distribution of funds to the Company in an amount sufficient for the Company to make the timely payment of interest, premium (if any) and principal (whether at stated maturity, by way of a sinking fund applicable thereto, by way of any mandatory redemption, defeasance, retirement or repurchase thereof, including upon the occurrence of designated events or circumstances or by virtue of acceleration upon an event of default, or by way of redemption or retirement at the option of the holder of the Debt, including pursuant to offers to purchase) according to the terms of the Indenture and the Notes and other Debt that is solely an obligation of the Company, but provided further that such agreement may nevertheless contain customary (as so determined) net worth, leverage, invested capital and other financial covenants, customary (as so determined) covenants regarding the merger of or sale of all or any substantial part of the assets of the Company or any Restricted Subsidiary, customary (as so determined) restrictions on transactions with affiliates and customary (as so determined) subordination provisions governing Debt owed to the Company or any Restricted Subsidiary;

  (3) any encumbrance or restriction pursuant to an agreement relating to any Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

  (4) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Debt Incurred pursuant to an agreement referred to in clause (1), (2) or (3) of this paragraph (b), provided, however, that the provisions contained in such agreement relating to such encumbrance or restriction are no more restrictive (as so determined) in any material respect than the provisions contained in the agreement the subject thereof;

  (5) in the case of clause (3) of paragraph (a) above, any encumbrance or restriction contained in any security agreement (including a Capital Lease Obligation) securing Debt of the Company or a Restricted Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the Property subject to such security agreement;

  (6) in the case of clause (3) of paragraph (a) above, customary provisions
      (A) that restrict the subletting, assignment or transfer of any Property that is a lease, license, conveyance or similar contract, (B) contained in asset sale or other asset disposition agreements limiting the transfer of the Property being sold or disposed of pending the closing of such sale or disposition or (C) arising or agreed to in the ordinary course of business, not relating to any Debt, and that do not, individually or in the aggregate, detract from the value of Property of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

  (7) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or Property of such Restricted Subsidiary, provided that the consummation of such transaction would not result in a Default or an Event of Default, that such restriction terminates if such transaction is abandoned and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into; and

  (8) any encumbrance or restriction pursuant to the Indenture and the Notes.

  Limitation on Liens. The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien on or with respect to any Property now owned or acquired after the Measurement Date to secure any Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes (1) equally and ratably with such Debt as to such Property for so long as such Debt will be so secured or
(2) in the event such Debt is Debt of the Company or a Guarantor which is subordinate in right of payment to the Notes or the applicable Restricted Subsidiary Guarantee, prior to such Debt as to such Property for so long as such Debt will be so secured.

  The foregoing restrictions shall not apply to:

  (1) Liens existing on the Measurement Date and securing Debt outstanding on the Measurement Date or Incurred on or after the Measurement Date pursuant to any Credit Facility to secure Debt permitted to be Incurred pursuant to clause (2) of paragraph (b) under "--Limitation on Consolidated Debt";

  (2) Liens securing Debt in an amount which, together with the aggregate amount of Debt then outstanding or available under all Credit Facilities (together with all refinancing Debt then outstanding or available pursuant to clause (8) of paragraph (b) of "--Limitation on Consolidated Debt" in respect of Debt previously Incurred under Credit Facilities), does not exceed 1.5 times the Company's Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters preceding the Incurrence of such Lien for which the Company's consolidated financial statements are available, determined on a pro forma basis as if such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters;

  (3) Liens in favor of the Company or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of the Debt secured by any such Lien (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Lien by the issuer thereof;

  (4) Liens to secure Purchase Money Debt permitted to be Incurred pursuant to clause (3) of paragraph (b) under "--Limitation on Consolidated Debt," provided that any such Lien may not extend to any Property other than the Telecommunications/IS Assets installed, constructed, acquired, leased, developed or improved with the proceeds of such Purchase Money Debt and any improvements or accessions thereto (it being understood that all Debt to any single lender or group of related lenders or outstanding under any single credit facility, and in any case relating to the same group or collection of Telecommunications/IS Assets financed thereby, shall be considered a single Purchase Money Debt, whether drawn at one time or from time to time);

  (5) Liens to secure Acquired Debt, provided that (a) such Lien attaches to the acquired Property prior to the time of the acquisition of such Property and (b) such Lien does not extend to or cover any other Property;

  (6) Liens to secure Debt Incurred to refinance, in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (1), (4) and
      (5) or this clause (6) so long as such Lien does not extend to any other Property (other than improvements and accessions to the original Property) and the principal amount of Debt so secured is not increased except as otherwise permitted under clause (8) of paragraph (b) of "--Limitation on Consolidated Debt" or clause (9) of "--Limitation on Debt of Restricted Subsidiaries";

  (7) Liens not otherwise permitted by the foregoing clauses (1) through (6) securing Debt in an aggregate amount not to exceed 5% of the Company's Consolidated Tangible Assets;

  (8) Liens granted after the Issue Date pursuant to "--Limitation on Liens" to secure the Notes; and

  (9) Permitted Liens.

  Limitation on Sale and Leaseback Transactions. The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless:

  (1) the Company or such Restricted Subsidiary would be entitled to Incur
      (A) Debt in an amount equal to the Attributable Value of the Sale and Leaseback Transaction pursuant to the covenant described under "--Limitation on Consolidated Debt" above and (B) a Lien pursuant to the covenant described under "--Limitation on Liens" above, equal in amount to the Attributable Value of the Sale and Leaseback Transaction, without also securing the Notes; and

  (2) the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under "--Limitation on Asset Dispositions" below (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such covenant.

  Limitation on Asset Dispositions. The Company may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition unless:

  (1) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the Fair Market Value for the Property sold or disposed of as determined by the board of directors of the Company in good faith and evidenced by a resolution of the board of directors of the Company filed with the Trustee; and

  (2) at least 75% of the consideration for such disposition consists of cash or Cash Equivalents or the assumption of Debt of the Company or any Restricted Subsidiary (other than Debt that is subordinated to the Notes or any applicable Restricted Subsidiary Guarantee) and release of the Company and all Restricted Subsidiaries from all liability on the Debt assumed (or if less than 75%, the remainder of such consideration consists of Telecommunications/IS Assets); provided, however, that, to the extent such disposition involves Special Assets, all or any portion of the consideration may, at the Company's election, consist of Property other than cash, Cash Equivalents, the assumption of Debt or Telecommunications/IS Assets.

  The Net Available Proceeds (or any portion thereof) from Asset Dispositions may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

  (1) to the permanent repayment or reduction of Debt then outstanding under any Credit Facility, to the extent such Credit Facility would require such application or prohibit payments pursuant to the Offer to Purchase described in the following paragraph (other than Debt owed to the Company or any Affiliate of the Company); or

  (2) to reinvest in Telecommunications/IS Assets (including by means of an Investment in Telecommunications/IS Assets by a Restricted Subsidiary with Net Available Proceeds received by the Company or another Restricted Subsidiary).

  Any Net Available Proceeds from an Asset Disposition not applied in accordance with the preceding paragraph within 360 days (or, in the case of a disposition of Special Assets identified in clause (a) of the definition thereof in which the Net Available Proceeds exceed $500 million, 540 days) from the date of the receipt of such Net Available Proceeds shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the Company will be required to make an Offer to Purchase with such Excess Proceeds on a pro rata basis according to principal amount (or, in the case of Debt issued at a discount, the then-Accreted Value) for:

  (1) outstanding Notes at a price in cash equal to 100% of the Accreted Value of the Notes on the purchase date plus accrued and unpaid interest (if any) thereon (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); and

  (2) any other Debt of the Company or any Guarantor that is pari passu with the Notes, or any Debt of a Restricted Subsidiary that is not a Guarantor, at a price no greater than 100% of the principal amount thereof plus accrued and unpaid interest (if any) to the purchase date (or 100% of the then-Accreted Value plus accrued and unpaid interest (if any) to the purchase date in the case of original issue discount
      Debt), to the extent, in the case of this clause (2), required under the terms thereof (other than Debt owed to the Company or any Affiliate of the Company).

To the extent there are any remaining Excess Proceeds following the completion of the Offer to Purchase, the Company shall apply such Excess Proceeds to the repayment of other Debt of the Company or any Restricted Subsidiary, to the extent permitted or required under the terms thereof. Any other remaining Excess Proceeds may be applied to any use as determined by the Company which is not otherwise prohibited by the Indenture, and the amount of Excess Proceeds shall be reset to zero.

  Limitation on Issuance and Sales of Capital Stock of Restricted Subsidiaries. The Company may not, and may not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary except:

  (1) a sale of all of the Capital Stock of such Restricted Subsidiary owned by the Company and any Restricted Subsidiary that complies with the provisions described under "--Limitation on Asset Dispositions" above to the extent such provisions apply;

  (2) in a transaction that results in such Restricted Subsidiary becoming a Joint Venture, provided (A) such transaction complies with the provisions described under "--Limitation on Asset Dispositions" above to the extent such provisions apply and (B) the remaining interest of the Company or any other Restricted Subsidiary in such Joint Venture would have been permitted as a new Restricted Payment or Permitted Investment under the provisions of "--Limitation on Restricted Payments" above;

  (3) the issuance, transfer, conveyance, sale or other disposition of shares of such Restricted Subsidiary so long as after giving effect to such transaction such Restricted Subsidiary remains a Restricted Subsidiary and such transaction complies with the provisions described under "--Limitation on Asset Dispositions" to the extent such provisions apply;

  (4) the transfer, conveyance, sale or other disposition of shares required by applicable law or regulation;

  (5) if required, the issuance, transfer, conveyance, sale or other disposition of directors' qualifying shares;

  (6) Disqualified Stock issued in exchange for, or upon conversion of, or the proceeds of the issuance of which are used to refinance, shares of Disqualified Stock of such Restricted Subsidiary, provided that the amounts of the redemption obligations of such Disqualified Stock shall not exceed the amounts of the redemption obligations of, and such Disqualified Stock shall have redemption obligations no earlier than those required by, the Disqualified Stock being exchanged, converted or refinanced;

  (7) in a transaction where the Company or a Restricted Subsidiary acquires at the same time not less than its Proportionate Interest in such issuance of Capital Stock;

  (8) Capital Stock issued and outstanding on the Measurement Date;

  (9) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in contemplation of such Person's becoming a Restricted Subsidiary or otherwise being acquired by the Company; and

  (10) an issuance of Preferred Stock of a Restricted Subsidiary (other than Preferred Stock convertible or exchangeable into Common Stock of any Restricted Subsidiary) otherwise permitted by the Indenture.

  Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of any of its Property to, or purchase any Property from, or enter into any contract, agreement, understanding, loan, advance, Guarantee or transaction (including the rendering of services) with or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

  (a) such Affiliate Transaction or series of Affiliate Transactions is:

  (1) in the best interest of the Company or such Restricted Subsidiary, and

  (2) on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Company or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company has determined to be fair to the Company or the relevant Restricted Subsidiary); and

  (b) the Company delivers to the Trustee:

  (1) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments in excess of $10 million but less than $15 million, a certificate of the chief executive, operating or financial officer of the Company evidencing such officer's determination that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above, and

  (2) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments equal to or in excess of $15 million, a board resolution certifying that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and that such Affiliate Transaction or series of Affiliate Transactions has been approved by the board of directors, including a majority of the disinterested members of the board of directors, provided that, in the event that there shall not be at least two disinterested members of the board of directors with respect to the Affiliate Transaction, the Company shall, in addition to such board resolution, file with the Trustee a written opinion from an investment banking firm of national standing in the United States which, in the good faith judgment of the board of directors of the Company, is independent with respect to the Company and its Affiliates and qualified to perform such task, which opinion shall be to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary.

  Notwithstanding the foregoing, the following shall not be deemed Affiliate
Transactions:

  (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice;

  (2) any agreement or arrangement with respect to the compensation of a director or officer of the Company or any Restricted Subsidiary approved by a majority of the disinterested members of the board of directors and consistent with industry practice;

  (3) transactions between or among the Company and its Restricted Subsidiaries, provided that no more than 5% of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

  (4) Restricted Payments and Permitted Investments permitted by the covenant described under "--Limitation on Restricted Payments" (other than Investments in Affiliates that are not the Company or Restricted Subsidiaries);

  (5) transactions pursuant to the terms of any agreement or arrangement as in effect on the Measurement Date; and

  (6) transactions with respect to wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiber optic lines, equipment, rights-of-way or other access rights, between the Company (or any Restricted Subsidiary) and any other Person, provided that, in the case of this clause (6), such transaction complies with clause (a) in the immediately preceding paragraph.

  Change of Control Triggering Event. Within 30 days of the occurrence of both a Change of Control and a Rating Decline with respect to the Notes (a "Change of Control Triggering Event"), the Company will be required to make an Offer to Purchase all outstanding Notes at a price in cash equal to 101% of the Accreted Value of the Notes on the purchase date plus any accrued and unpaid interest (if any) to such purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

  A "Change of Control" means the occurrence of any of the following events:

  (1) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than such other person or group (for purposes of this clause (1), such person or group shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

  (2) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or one or more Permitted Holders) shall have occurred; or

  (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office; or

  (4) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

  In the event that the Company makes an Offer to Purchase the Notes, the Company intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

  The existence of the holders' right to require, subject to certain conditions, the Company to repurchase Notes upon a Change of Control Triggering Event may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control. If an Offer to Purchase is made, there can be no assurance that the Company will have sufficient funds to pay the Purchase Price for all Notes tendered by holders seeking to accept the Offer to Purchase. In addition, instruments governing other Debt of the Company may prohibit the Company from purchasing any Notes prior to their Stated Maturity, including pursuant to an Offer to Purchase, or require that such Debt be repurchased upon a Change of Control. In the event that an Offer to Purchase occurs at a time when the Company does not have sufficient available funds to pay the Purchase Price for all Notes tendered pursuant to such Offer to Purchase or a time when the Company is prohibited from purchasing the Notes (and the Company is unable either to obtain the consent of the holders of the relevant Debt or to repay such Debt), an Event of Default would occur under the Indenture. In addition, one of the events that constitutes a Change of Control under the Indenture is a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Company. The Indenture will be governed by New York law, and there is no established definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if the Company were to engage in a transaction in which it disposed of less than all of its assets, a question of interpretation could arise as to whether such disposition was of "substantially all" of its assets and whether the Company was required to make an Offer to Purchase.

  Except as described herein with respect to a Change of Control, the Indenture does not contain any other provisions that permit holders of Notes to require that the Company repurchase or redeem Notes in the event of a takeover, recapitalization or similar restructuring.

  Reports. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such
Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The Company shall also in any event:

  (1) within 15 days of each Required Filing Date (A) transmit by mail to all holders, as their names and addresses appear in the Security Register, without cost to such holders, and (B) file with the Trustee copies of the annual reports, quarterly reports and other documents (without exhibits) which the Company would have been required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if the Company were subject thereto; and

  (2) if filing such documents by the Company with the SEC is not permitted under the Exchange Act, promptly upon written request, supply copies of such documents (without exhibits) to any prospective holder.

  Limitation on Designations of Unrestricted Subsidiaries. The Indenture provides that the Company will not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made) as an "Unrestricted Subsidiary" under the Indenture (a
"Designation") unless:

  (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

  (2) immediately after giving effect to such Designation, the Company would be able to Incur $1.00 of Debt under paragraph (a) of "--Limitation on Consolidated Debt"; and

  (3) the Company would not be prohibited under the Indenture from making an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the portion (proportionate to the Company's equity interest in such Restricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary on such date.

  In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "--Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount; provided, however, that, upon a Revocation of any such Designation of a Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

  (1) the Company's "Investment" in such Subsidiary at the time of such Revocation; less

  (2) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such Revocation.

At the time of any Designation of any Subsidiary as an Unrestricted Subsidiary, such Subsidiary shall not own any Capital Stock of the Company or any Restricted Subsidiary. The Indenture provides that neither the Company nor any Restricted Subsidiary shall at any time:

  (1) provide credit support for, or a Guarantee of, any Debt of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Debt); provided that the Company or a Restricted Subsidiary may pledge Capital Stock or Debt of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company other than to obtain such pledged Capital Stock or Debt;

  (2) be directly or indirectly liable for any Debt of any Unrestricted Subsidiary; or

  (3) be directly or indirectly liable for any Debt which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (1) or (2) to the extent permitted under "--Limitation on Restricted Payments" and "--Transactions with Affiliates."

  Unless Designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated as a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (1) and (2) of the immediately following paragraph will not be satisfied immediately following such classification. Except as provided in the first sentence of this "--Limitation on Designations of Unrestricted Subsidiaries," no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

  The Indenture provides that a Designation may be revoked (a "Revocation") by a resolution of the board of directors of the Company delivered to the Trustee, provided that the Company will not make any Revocation unless:

  (1) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

  (2) all Liens and Debt of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred at such time for all purposes of the Indenture.

  All Designations and Revocations must be evidenced by resolutions of the board of directors of the Company delivered to the Trustee (1) certifying compliance with the foregoing provisions and (2) giving the effective date of such Designation or Revocation, such delivery to the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such Designation or Revocation is made (or, in the case of a Designation or Revocation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

Mergers, Consolidations and Certain Sales of Assets

  The Company may not, in a single transaction or a series of related transactions, (1) consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into the Company or
(2) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons unless:

  (A) in a transaction in which the Company is not the surviving Person or in which the Company transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting, surviving or transferee Person (the "successor entity") is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Indenture;

  (B) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of the Company (or the successor entity) or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

  (C) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company (or the successor entity) is equal to or greater than that of the Company immediately prior to the transaction;

  (D) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Company (or the successor entity) or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, the Company (or the successor entity) could Incur at least $1.00 of additional Debt pursuant to the provisions of the Indenture described in paragraph (a) under "--Certain Covenants--Limitation on Consolidated Debt" above;

  (E) if, as a result of any such transaction, Property of the Company (or the successor entity) or any Restricted Subsidiary would become subject to a Lien prohibited by the provisions of the Indenture described under "--Certain Covenants--Limitation on Liens" above, the Company (or the successor entity) shall have secured the Notes as required by said covenant;

  (F) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, such assets shall have been transferred as an entirety or virtually as an entirety to one Person and such Person shall have complied with all the provisions of this paragraph; and

  (G) certain other conditions are met.

  The successor entity shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from all its obligations under the Indenture.

Certain Definitions

  Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

  "Accreted Value" of any Note as of or to any date of determination prior to December 1, 2003, or of any other Debt issued at a price less than the principal amount at stated maturity, means, as of any date of determination, an amount equal to the sum of:

  (1) the issue price of such Debt as determined in accordance with Section 1273 of the Code or any successor provisions (which, in the case of the Notes, will be $599.66 per $1,000 principal amount at maturity of Notes) plus

  (2) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such Debt within the meaning of Section 1273(a)(2) of the Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Debt) that shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Debt to the date of determination (which amount, in the case of the Notes, shall be amortized on a daily basis and compounded semiannually on each June 1 and December 1 at a rate of 10 1/2% per annum from the Issue Date through the date of determination on the basis of a 360-day year of twelve 30-day months), minus all amounts theretofore paid in respect of such Debt, which amounts are considered as part of the "stated redemption price at maturity" of such Debt within the meaning of Section 1273(a)(2) of the Code or any successor provisions (whether such amounts paid were denominated principal or interest).

The Accreted Value of any Notes on or after December 1, 2003, will mean the principal amount at maturity of such Note. Notwithstanding the foregoing, if the Company elects to commence the accrual of cash interest on the Notes on or after December 1, 2001 and prior to December 1, 2003, the Notes shall cease to accrete, and the Accreted Value and the principal amount at maturity of such Note shall be the Accreted Value on the date of commencement of such accrual as calculated in accordance with the first sentence of this definition.

  "Acquired Debt" means, with respect to any specified Person, (1) Debt of any other Person existing at the time such Person merges with or into or consolidates with or becomes a Subsidiary of such specified Person and (2) Debt secured by a Lien encumbering any Property acquired by such specified Person, which Debt was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

  "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "--Certain Covenants--Transactions with Affiliates" and "--Limitation on Asset Dispositions" and the definition of "Telecommunications/IS Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

  "Asset Disposition" means any transfer, conveyance, sale, lease, issuance or other disposition by the Company or any Restricted Subsidiary in one or more related transactions (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the Company, but excluding a disposition by a Restricted Subsidiary to the Company or a Restricted Subsidiary or by the Company to a Restricted Subsidiary) of:

  (1) shares of Capital Stock or other ownership interests of a Restricted Subsidiary (other than as permitted by clause (5), (6), (7) or (9) of the covenant described under "--Certain Covenants--Limitation on Issuance and Sales of Capital Stock of Restricted Subsidiaries"),

  (2) substantially all of the assets of the Company or any Restricted Subsidiary representing a division or line of business or

  (3) other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business (excluding any transfer, conveyance, sale, lease or other disposition of equipment that is obsolete or no longer used by or useful to the Company, provided that the Company has delivered to the Trustee an Officers' Certificate stating that such criteria are satisfied);

provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $5 million or more in any 12-month period.

  The following shall not be Asset Dispositions:

  (1) Permitted Telecommunications Capital Asset Dispositions that comply with clause (1) of the first paragraph under "--Certain Covenants-- Limitation on Asset Dispositions";

  (2) when used with respect to the Company, any Asset Disposition permitted pursuant to "--Mergers, Consolidations and Certain Sales of Assets" which constitutes a disposition of all or substantially all of the assets of the Company and the Restricted Subsidiaries taken as a whole;

  (3) Receivables sales constituting Debt under Qualified Receivable Facilities permitted to be Incurred pursuant to "--Certain Covenants-- Limitation on Consolidated Debt"; and

  (4) any disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments."

  "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (including any period for which such lease has been extended) as determined in accordance with generally accepted accounting principles, discounted from the last date of such remaining term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of penalty, such net amount shall also include the lesser of the amount of such penalty (in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the rent which would otherwise be required to be paid if such lease is not so terminated. "Attributable Value" means, as to a Capital Lease Obligation, the principal amount thereof.

  "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amount under a lease of (or other Debt arrangements conveying the right to use) Property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles (a "Capital Lease"). The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

  "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

  "Cash Equivalents" means:

  (1) Government Securities maturing, or subject to tender at the option of the holder thereof, within two years after the date of acquisition thereof;

  (2) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500 million or a commercial bank organized under the law of any other country that is a member of the OECD having total assets in excess of $500 million (or its foreign currency equivalent at the time) with a maturity date not more than one year from the date of acquisition;

  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with (A) any bank meeting the qualifications specified in clause (2) above or (B) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

  (4) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof, within 90 days after the date of acquisition thereof, provided that, at the time of acquisition, the long-term debt of such state, political subdivision or public instrumentality has a rating of A (or higher) from S&P or A-2 (or higher) from Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then an equivalent rating from such other nationally recognized rating service acceptable to the Trustee);

  (5) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500 million or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $500 million (or its foreign currency equivalent at the time), and commercial paper issued by others having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized rating service acceptable to the Trustee) and in each case maturing within one year after the date of acquisition;

  (6) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500 million or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $500 million (or its foreign currency equivalent at the time);

  (7) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500 million or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $500 million (or its foreign currency equivalent at the time); and

  (8) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (1) through (7).

  "Change of Control" has the meaning set forth under "--Certain Covenants-- Change of Control Triggering Event" above.

  "Change of Control Triggering Event" has the meaning set forth under "--Certain Covenants--Change of Control Triggering Event" above.

  "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

  "Consolidated Capital Ratio" means as of the date of determination the ratio of (1) the aggregate amount of Debt of the Company and its Restricted Subsidiaries on a consolidated basis as at the date of determination to (2) the sum of:

  (A)  $2.024 billion,

  (B) the aggregate net proceeds to the Company from the issuance or sale of any Capital Stock (including Preferred Stock) of the Company other than Disqualified Stock subsequent to the Measurement Date,

  (C) the aggregate net proceeds from the issuance or sale of Debt of the Company or any Restricted Subsidiary subsequent to the Measurement Date convertible or exchangeable into Capital Stock of the Company other than Disqualified Stock, in each case upon conversion or exchange thereof into Capital Stock of the Company subsequent to the Measurement Date and

  (D) the after-tax gain on the sale, subsequent to the Measurement Date, of Special Assets to the extent such Special Assets have been sold for cash, Cash Equivalents, Telecommunications/IS Assets or the assumption of Debt of the Company or any Restricted Subsidiary (other than Debt that is subordinated to the Notes or any applicable Restricted Subsidiary Guarantee) and release of the Company and all Restricted Subsidiaries from all liability on the Debt assumed.

However, for purposes of calculation of the Consolidated Capital Ratio, the net proceeds from the issuance or sale of Capital Stock or Debt described in clause (B) or (C) above shall not be included to the extent (X) such proceeds have been utilized to make a Permitted Investment under clause (9) of the definition thereof or a Restricted Payment or (Y) such Capital Stock or Debt shall have been issued or sold to the Company, a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees.

  "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period increased by the sum of (to the extent reducing Consolidated Net Income for such period):

  (1) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus

  (2) Consolidated Income Tax Expense of the Company and its Restricted Subsidiaries for such period, plus

  (3) consolidated depreciation and amortization expense and any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

however, there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary (calculated separately for such Restricted Subsidiary in the same manner as provided above for the Company) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restrictions.

  "Consolidated Income Tax Expense" for any period means the aggregate amounts of the provisions for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

  "Consolidated Interest Expense" for any period means the interest expense included in a consolidated income statement (excluding interest income) of the Company and its Restricted Subsidiaries for such period in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of):

  (1) the amortization of Debt discounts and issuance costs, including commitment fees;

  (2) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;

  (3) net costs with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements (including fees);

  (4) Preferred Stock Dividends (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable;

  (5)  accrued Disqualified Stock Dividends, whether or not declared or paid;

  (6)  interest on Debt guaranteed by the Company and its Restricted
       Subsidiaries;

  (7) the portion of any Capital Lease Obligation or Sale and Leaseback Transaction paid during such period that is allocable to interest expense;

  (8) interest Incurred in connection with investments in discontinued operations; and

  (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or a Restricted Subsidiary) in connection with Debt Incurred by such plan or trust.

  "Consolidated Net Income" for any period means the net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom:

  (1) for purposes of the covenant described under "--Certain Covenants-- Limitation on Restricted Payments" only, the net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction;

  (2) the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary by such Person during such period (except, for purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, to the extent such dividends or distributions have been subtracted from the calculation of the amount of Investments to support the actual making of Investments);

  (3) gains or losses realized upon the sale or other disposition of any Property of the Company or its Restricted Subsidiaries that is not sold or disposed of in the ordinary course of business (it being understood that Permitted Telecommunications Capital Asset Dispositions shall be considered to be in the ordinary course of business);

  (4) gains or losses realized upon the sale or other disposition of any Special Assets;

  (5) all extraordinary gains and extraordinary losses, determined in accordance with generally accepted accounting principles;

  (6) the cumulative effect of changes in accounting principles;

  (7) non-cash gains or losses resulting from fluctuations in currency exchange rates;

  (8) any non-cash expense related to the issuance to employees or directors of the Company or any Restricted Subsidiary of (A) options to purchase Capital Stock of the Company or such Restricted Subsidiary or (B) other compensatory rights; provided, in either case, that such options or rights, by their terms can be redeemed at the option of the holder of such option or right only for Capital Stock; and

  (9) with respect to a Restricted Subsidiary that is not a Wholly Owned Subsidiary any aggregate net income (or loss) in excess of the Company's or any Restricted Subsidiary's pro rata share of the net income (or loss) of such Restricted Subsidiary that is not a Wholly Owned Subsidiary; provided further that there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

  "Consolidated Net Worth" of any Person means the stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Disqualified Stock of such Person.

  "Consolidated Tangible Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet.

  "Credit Facilities" means one or more credit agreements, loan agreements or similar facilities, secured or unsecured, providing for revolving credit loans, term loans and/or letters of credit, including any Qualified Receivable Facility, entered into from time to time by the Company and its Restricted Subsidiaries, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

  "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

  (1)  every obligation of such Person for money borrowed;

  (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of Property;

  (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

  (4) every obligation of such Person issued or assumed as the deferred purchase price of Property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

  (5) every Capital Lease Obligation of such Person and all Attributable Value in respect of Sale and Leaseback Transactions entered into by such Person;

  (6) all obligations to redeem or repurchase Disqualified Stock issued by such Person;

  (7) the liquidation preference of any Preferred Stock (other than Disqualified Stock, which is covered by the preceding clause (6)) issued by any Restricted Subsidiary of such Person;

  (8) every obligation under Interest Rate or Currency Protection Agreements of such Person; and

  (9) every obligation of the type referred to in clauses (1) through (8) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed. The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (A) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be, except as otherwise set forth herein, the Accreted Value of such Debt at such time or (B) in the case of any Receivables sale constituting Debt, the amount of the unrecovered purchase price (that is, the amount paid for Receivables that has not been actually recovered from the collection of such Receivables) paid by the purchaser (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) thereof. The amount of Debt represented by an obligation under an Interest Rate or Currency Protection Agreement shall be equal to (X) zero if such obligation has been Incurred pursuant to clause (10) of paragraph (b) of the covenant described under "--Certain Covenants--Limitation on Consolidated Debt" or (Y) the notional amount of such obligation if not Incurred pursuant to such clause.

  "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

  "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Notes; provided, however, that any Preferred Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Preferred Stock upon the occurrence of a change of control occurring prior to the final Stated Maturity of the Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the Notes contained in the covenant described under "--Certain Covenants--Change of Control Triggering Event" and such Preferred Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the covenant described under "--Certain Covenants-- Change of Control Triggering Event."

  "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) applicable to the Company for the period during which such dividends were paid.

  "Eligible Receivables" means, at any time, Receivables of the Company and its Restricted Subsidiaries, as evidenced on the most recent quarterly consolidated balance sheet of the Company as at a date at least 45 days prior to such time, arising in the ordinary course of business of the Company or any Restricted Subsidiary.

  "Event of Default" has the meaning set forth under "--Events of Default" below.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

  "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by the board of directors of the Company acting in good faith and shall be evidenced by a resolution of the board of directors of the Company delivered to the Trustee.

  "Government Securities" means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer's option (unless, for purposes of the definition of "Cash Equivalents" only, the obligations are redeemable or callable at a price not less than the purchase price paid by the Company or the applicable Restricted Subsidiary, together with all accrued and unpaid interest (if any) on such Government Securities).

  "Guarantee" by any Person means any obligation, direct or indirect, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, including any such obligations arising by virtue of partnership arrangements or by agreements to keep-well;

  (2) to purchase Property or services or to take-or-pay for the purpose of assuring the holder of such Debt of the payment of such Debt;

  (3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt; or

  (4) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof, in whole or in part

(and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

  "Guarantor" means a Restricted Subsidiary of the Company that has executed a Restricted Subsidiary Guarantee.

  "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Debt. Debt otherwise incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to have been Incurred at the time at which it becomes a Subsidiary.

  "Interest Rate or Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

  "Invested Capital" means the sum of:

  (1) $500 million;

  (2) the aggregate net proceeds received by the Company from the issuance or sale of any Capital Stock, including Preferred Stock, of the Company but excluding Disqualified Stock, subsequent to the Measurement Date; and

  (3) the aggregate net proceeds from the issuance or sale of Debt of the Company or any Restricted Subsidiary subsequent to the Measurement Date convertible or exchangeable into Capital Stock of the Company other than Disqualified Stock, in each case upon conversion or exchange thereof into Capital Stock of the Company subsequent to the Measurement Date.

However, the net proceeds from the issuance or sale of Capital Stock or Debt described in clause (2) or (3) shall be excluded from any computation of Invested Capital to the extent:

  (A) utilized to make a Restricted Payment; or

  (B) such Capital Stock or Debt shall have been issued or sold to the Company, a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees.

  "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, purchase, redemption, retirement or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, or Incurrence of, or payment on, a Guarantee of any obligation of, any other Person; provided that Investments shall exclude commercially reasonable extensions of trade credit. The amount, as of any date of determination, of any Investment shall be the original cost of such Investment, plus the cost of all additions, as of such date, thereto and minus the amount, as of such date, of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be (except to the extent such repaid amount has been included in Consolidated Net Income to support the actual making of Restricted Payments), but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such transfer.

  "Issue Date" means the date on which the Notes are initially issued.

  "Issue Date Rating" means the respective ratings assigned to the Notes by the Rating Agencies on the Issue Date.

  "Joint Venture" means a Person in which the Company or a Restricted Subsidiary holds not more than 50% of the shares of Voting Stock.

  "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing and any Sale and Leaseback Transaction). For purposes of this definition the sale, lease, conveyance or other transfer by the Company or any of its Subsidiaries of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien.

  "Measurement Date" means April 28, 1998, the date the 9 1/8% Senior Notes were originally issued.

  "Moody's" means Moody's Investors Service, Inc. or, if Moody's Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "Moody's" shall mean any other national recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Trustee by a written notice given to the Company.

  "Net Available Proceeds" from any Asset Disposition by any Person means cash or cash equivalents received (including amounts received by way of sale or discounting of any note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such Property) therefrom by such Person, net of:

  (1) all legal, title and recording taxes, expenses and commissions and other fees and expenses (including appraisals, brokerage commissions and investment banking fees) Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

  (2) all payments made by such Person or its Subsidiaries on any Debt which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

  (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures of such Person as a result of such Asset Disposition; and

  (4) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such Property and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, including liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the board of directors of such Person, in its reasonable good faith judgment evidenced by a resolution of the board of directors filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be, for all purposes of the Indenture and the Notes, treated as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction; provided further, however, that, in the event that any consideration for a transaction (which would otherwise constitute Net Available Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, at such time as such portion of the consideration is released to such Person or its Restricted Subsidiary from escrow, such portion shall be treated for all purposes of the Indenture and the Notes as a new Asset Disposition at the time of such release from escrow with Net Available Proceeds equal to the amount of such portion of consideration released from escrow.

  "9 1/8% Senior Notes" means the Company's 9 1/8% Senior Notes Due 2008 in an aggregate principal amount not to exceed $2,000,000,000, originally issued on April 28, 1998.

  "9 1/8% Senior Notes Indenture" means the Indenture dated as of April 28, 1998, as amended, supplemented or modified from time to time, between the Company and IBJ Schroder Bank & Trust Company, as trustee, relating to the 9 1/8% Senior Notes.

  "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first-class mail, postage prepaid, to each holder of Notes at its address appearing in the Note Register on the date of the Offer offering to purchase up to the principal amount at maturity of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such holders to make an informed decision with respect to the Offer to Purchase, which at a minimum will include:

  (1) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer);

  (2) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (1) (including a description of the events requiring the Company to make the Offer to Purchase);

  (3) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase; and

  (4) any other information required by applicable law to be included therein.

  The Offer shall contain all instructions and materials necessary to enable such holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

  (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

  (2) the Expiration Date and the Purchase Date;

  (3) the aggregate principal amount at maturity of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount");

  (4) the purchase price to be paid by the Company for $1,000 aggregate principal amount at maturity of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

  (5) that the holder may tender all or any portion of the Notes registered in the name of such holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount at maturity;

  (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

  (7) that any Notes not tendered or tendered but not purchased by the Company will continue to accrue or accrete interest, as the case may be;

  (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon, if any, shall cease to accrue or accrete, as the case may be, on and after the Purchase Date;

  (9) that each holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

  (10) that holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or the Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount at maturity of the Note the holder tendered, the certificate number of the Note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

  (11) that (A) if Notes in an aggregate principal amount at maturity less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (B) if Notes in an aggregate principal amount at maturity in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount at maturity equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount at maturity or integral multiples thereof shall be purchased); and

  (12) that in the case of any holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such holder, in an aggregate principal amount at maturity equal to and in exchange for the unpurchased portion of the Note so tendered.

  Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

  "Officers' Certificate" means a certificate signed by the Chairman of the board of directors of the Company, a Vice Chairman of the board of directors of the Company, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee, which shall comply with the Indenture.

  "Opinion of Counsel" means an opinion of counsel acceptable to the Trustee (who may be counsel to the Company, including an employee of the Company).

  "OECD" shall mean the Organization for Economic Cooperation and Development.

  "Permitted Holders" means the members of the Company's Board of Directors on the Measurement Date and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) at least 66 2/3% of the total voting power of the Voting Stock of such Person.

  "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and not for purposes of speculation and which, in the case of an interest rate agreement, shall have a notional amount no greater than the principal amount at maturity due with respect to the Debt being hedged thereby.

  "Permitted Investments" means (1) Cash Equivalents; (2) investments in prepaid expenses; (3) negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (4) loans, advances or extensions of credit to employees and directors made in the ordinary course of business and consistent with past practice; (5) obligations under Permitted Interest Rate or Currency Protection Agreements; (6) bonds, notes, debentures and other securities received as a result of Asset Dispositions pursuant to and in compliance with "--Certain Covenants-- Limitation on Asset Dispositions"; (7) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary; (8) Investments made prior to the Measurement Date; (9) Investments made after the Measurement Date in Persons engaged in the Telecommunications/IS Business in an aggregate amount not to exceed Invested Capital; and (10) additional Investments in an aggregate amount not to exceed $200 million.

  "Permitted Liens" means:

  (1) Liens for taxes, assessments, governmental charges, levies or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor;

  (2) other Liens incidental to the conduct of the Company's and its Restricted Subsidiaries' businesses or the ownership of its Property not securing any Debt, and which do not in the aggregate materially detract from the value of the Company's and its Restricted
      Subsidiaries' Property when taken as a whole, or materially impair the use thereof in the operation of its business;

  (3) Liens, pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of statutory obligations;

  (4) Liens, pledges or deposits made to secure the performance of tenders, bids, leases, public or statutory obligations, sureties, stays, appeals, indemnities, performance or other similar bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate materially impair the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole);

  (5) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries; and

  (6) any interest or title of a lessor in the Property subject to any lease other than a Capital Lease.

  "Permitted Telecommunications Capital Asset Disposition" means the transfer, conveyance, sale, lease or other disposition of optical fiber and/or conduit and any related equipment used in a Segment (as defined) of the Company's communications network that (1) constitute capital assets in accordance with generally accepted accounting principles and (2) after giving effect to such disposition, would result in the Company retaining at least either (A) 24 optical fibers per route mile on such Segment as deployed at the time of such disposition or (B) 12 optical fibers and one empty conduit per route mile on such Segment as deployed as such time. "Segment" means (X) with respect to the Company's intercity network, the through-portion of such network between two local networks (e.g., Omaha to Denver) and (Y) with respect to a local network of the Company (e.g., Dallas), the entire through-portion of such network, excluding the spurs which branch off the through-portion.

  "Person" means any individual, corporation, company, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

  "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

  "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) applicable to the issuer of such Preferred Stock for the period during which such dividends were paid.

  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

  "Proportionate Interest" in any issuance of Capital Stock of a Restricted Subsidiary means a ratio (1) the numerator of which is the aggregate amount of Capital Stock of such Restricted Subsidiary beneficially owned by the Company and the Restricted Subsidiaries and (2) the denominator of which is the aggregate amount of Capital Stock of such Restricted Subsidiary beneficially owned by all Persons (excluding, in the case of this clause (2), any Investment made in connection with such issuance).

  "Purchase Money Debt" means Debt (including Acquired Debt and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, installation, acquisition, lease, development or improvement by the Company or any Restricted Subsidiary of any Telecommunications/IS Assets of the Company or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Qualified Receivable Facility" means Debt of the Company or any Subsidiary Incurred from time to time pursuant to either (1) credit facilities secured by Receivables or (2) Receivables purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Rating Agencies" mean Moody's and S&P.

  "Rating Date" means the earlier of the date of public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

  "Rating Decline" shall be deemed to have occurred if, no later than 90 days after the Rating Date (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), either of the Rating Agencies assigns or reaffirms a rating to the Notes that is lower than the applicable Issue Date Rating (or the equivalent thereof). If, prior to the Rating Date, either of the ratings assigned to the Notes by the Rating Agencies is lower than the applicable Issue Date Rating, then a Rating Decline will be deemed to have occurred if such rating is not changed by the 90th day following the Rating Date. A downgrade within rating categories, as well as between rating categories, will be considered a Rating Decline.

  "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

  "Restricted Subsidiary" means (1) a Subsidiary of the Company or of a Restricted Subsidiary that has not been designated or classified as an Unrestricted Subsidiary pursuant to and in compliance with "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries" and (2) an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary pursuant to such covenant.

  "Restricted Subsidiary Guarantee" means a supplemental indenture to the Indenture in form satisfactory to the Trustee, providing for an unconditional Guarantee of payment in full of the Accreted Value of, premium, if any, and interest on the Notes. Any such Restricted Subsidiary Guarantee shall not be subordinate to any Debt of the Restricted Subsidiary providing the Restricted Subsidiary Guarantee.

  "S&P" means Standard & Poor's Ratings Service or, if Standard & Poor's Ratings Service shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Standard & Poor's Rating Service ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "S&P" shall mean any other national recognized rating agency (other than Moody's) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Trustee by a written notice given to the Company.

  "Sale and Leaseback Transaction" of any Person means any direct or indirect arrangement pursuant to which any Property is sold or transferred by such Person or a Restricted Subsidiary of such person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

  "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

  "Special Assets" means (1) the Capital Stock or assets of Cable Michigan, Inc., RCN Corporation, Commonwealth Telephone Enterprises, Inc., KCP, Inc. and California Private Transportation Company, L.P. (and any intermediate holding companies or other entities formed solely for the purpose of owning such Capital Stock or assets) owned, directly or indirectly, by the Company or any Restricted Subsidiary on the Measurement Date, and (2) any Property, other than cash, Cash Equivalents and Telecommunications/IS Assets, received as consideration for the disposition after the Measurement Date of Special Assets (as contemplated by the first proviso under "--Certain Covenants--Limitation on Asset Dispositions").

  "Stated Maturity" when used with respect to a Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the Accreted Value of such Note or such installment of interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Note at the option of the holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred).

  "Subordinated Debt" means Debt of the Company (1) that is not secured by any Lien on or with respect to any Property now owned or acquired after the Measurement Date and (2) as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full in cash of the Notes to at least the following extent:

  (A) no payments of principal of (or premium, if any) or interest on or otherwise due (including by acceleration or for additional amounts) in respect of, or repurchases, redemptions or other retirements of, such Debt (collectively, "payments of such Debt") may be permitted for so long as any default (after giving effect to any applicable grace periods) in the payment of principal (or premium, if any) or interest on the Notes exists, including as a result of acceleration;

  (B) in the event that any other Default exists with respect to the Notes, upon notice by holders of 25% or more in aggregate principal amount of the Notes to the Trustee, the Trustee shall have the right to give notice to the Company and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of such Debt may be made for a period of 179 days from the date of such notice, provided that not more than one such payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to the Notes during such period;

  (C) if payment of such Debt is accelerated when any Notes are outstanding, no payments of such Debt may be made until three Business Days after the Trustee receives notice of such acceleration and, thereafter, such payments may only be made to the extent the terms of such Debt permit payment at that time; and

  (D) such Debt may not (X) provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the Notes or (Y) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the Notes, other than, in the case of clause (X) or (Y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by the Company) which is conditioned upon (a) a change of control of the Company pursuant to provisions substantially similar to those described under "--Certain Covenants--Change of Control Triggering Event" (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to the provisions described under "--Certain Covenants--Change of Control Triggering Event") or (b) a sale or other disposition of assets pursuant to provisions substantially similar to those described under "--Certain Covenants-- Limitation on Asset Dispositions" (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to the provision described under "--Certain Covenants--Limitation on Asset Dispositions").

  "Subsidiary" of any Person means (1) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (2) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

  "Telecommunications/IS Assets" means (1) any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in the Telecommunications/IS Business; (2) for purposes of the covenants described under "--Certain Covenants--Limitation on Consolidated Debt" and

"--Limitation on Liens" only, Capital Stock of any Person; or (3) for all other purposes of the Indenture, Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than an Affiliate of the Company; provided, however, that, in the case of clause (2) or (3), such Person is primarily engaged in the Telecommunications/IS Business.

  "Telecommunications/IS Business" means the business of:

  (1) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities;

  (2) constructing, creating, developing or marketing communications networks, related network transmission equipment, software and other devices for use in a communications business;

  (3) computer outsourcing, data center management, computer systems integration, reengineering of computer software for any purpose (including, without limitation, for the purposes of porting computer software from one operating environment or computer platform to another or to address issues commonly referred to as "Year 2000 issues"); or

  (4) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (1), (2) or (3) above;

provided that the determination of what constitutes a Telecommunications/IS Business shall be made in good faith by the board of directors of the Company.

  "Unrestricted Subsidiary" means (1) 91 Holding Corp. (the subsidiary that holds indirectly the Company's interests in the SR91 tollroad); (2) any Subsidiary of an Unrestricted Subsidiary; and (3) any Subsidiary of the Company designated as such pursuant to and in compliance with "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries" and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto.

  "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

  "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Voting Stock or other ownership interests (other than directors' qualifying shares) of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

EVENTS OF DEFAULT

  The following will be Events of Default under the Indenture:

  (1) failure to pay Accreted Value of (or premium, if any, on) any Note when due;

  (2) failure to pay any interest on any Note when due, continued for 30 days;

  (3) default in the payment of principal and interest on Notes required to be purchased pursuant to an Offer to Purchase as described under "-- Certain Covenants--Change of Control Triggering Event" when due and payable;

  (4) failure to perform or comply with the provisions described under "-- Mergers, Consolidations and Certain Sales of Assets" and "--Certain Covenants--Limitation on Asset Dispositions";

  (5) failure to perform any other covenant or agreement of the Company under the Indenture or the Notes continued for 60 days after written notice to the Company by the Trustee or holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes;

  (6) default under the terms of any instrument evidencing or securing Debt of the Company or any Restricted Subsidiary having an outstanding principal amount of not less than $25 million or its foreign currency equivalent at the time individually or in the aggregate which default results in the acceleration of the payment of such indebtedness or constitutes the failure to pay such indebtedness when due (after expiration of any applicable grace period);

  (7) the rendering of a judgment or judgments against the Company or any Restricted Subsidiary in an aggregate amount in excess of $25 million or its foreign currency equivalent at the time and shall not be waived, satisfied or discharged for any period of 45 consecutive days during which a stay of enforcement shall not be in effect;

  (8) any Restricted Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Guarantor denies or disaffirms its obligations under its Restricted Subsidiary Guarantee; and

  (9) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Significant Subsidiary.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Notes, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount at maturity of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

  If any Event of Default (other than an Event of Default described in clause
(9) above with respect to the Company) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes may declare the Accreted Value, premium, if any, and accrued and unpaid interest, if any, in respect of the Notes to be immediately due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount at maturity of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated Accreted Value, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (9) above occurs with respect to the Company, the Accreted Value, premium, if any, and accrued and unpaid interest, if any, in respect of the Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. For information as to waiver of defaults, see "--Amendment, Supplement and Waiver."

  No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount at maturity of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Note for enforcement of payment of the Accreted Value of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also will be required to deliver to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

Amendment, Supplement and Waiver

  The Company and the Trustee may, at any time and from time to time, without notice to or consent of any holders of Notes, enter into one or more indentures supplemental to the Indenture:

  (1) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company in the Indenture and the Notes;

  (2) to add to the covenants of the Company, for the benefit of the holders, or to surrender any right or power conferred upon the Company by the Indenture;

  (3) to add any additional Events of Defaults;

  (4) to provide for uncertificated Notes in addition to or in place of certificated Notes;

  (5) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

  (6) to secure the Notes;

  (7) to comply with the Trust Indenture Act or the Securities Act (including Regulation S promulgated thereunder);

  (8) to add additional Guarantees with respect to the Notes or to release Guarantors from Restricted Subsidiary Guarantees as provided by the terms of the Indenture; or

  (9) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provision with respect to matters or questions arising under the Indenture;

provided that such actions shall not adversely affect the interests of the holders in any material respect.

  With the consent of the holders of not less than a majority in principal amount at maturity of the outstanding Notes, the Company and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders, provided that no such supplemental indenture shall, without the consent of the holder of each outstanding Note:

  (1) change the Stated Maturity of the Accreted Value of, or any installment of interest on, any Note, or reduce the Accreted Value amount thereof or the interest thereon that would be due and payable upon the Stated Maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof;

  (2) reduce the percentage in principal amount at maturity of the outstanding Notes, the consent of whose holders is necessary for any such supplemental Indenture or required for any waiver of compliance with certain provisions of the Indenture or certain Defaults thereunder;

  (3) subordinate in right of payment, or otherwise subordinate, the Notes to any other Debt;

  (4) except as otherwise required by the Indenture, release any security interest that may have been granted in favor of the holders of the Notes;

  (5) reduce the premium payable upon the redemption of any Note nor change the time at which any Note may be redeemed, as described under "-- Optional Redemption";

  (6) reduce the premium payable upon a Change of Control Triggering Event or, at any time after a Change of Control Triggering Event has occurred, change the time at which the Offer to Purchase relating thereto must be made or at which the Notes must be repurchased pursuant to such Offer to Purchase;

  (7) at any time after the Company is obligated to make an Offer to Purchase with the Net Available Proceeds from Asset Dispositions, change the time at which such Offer to Purchase must be made or at which the Notes must be repurchased pursuant thereto;

  (8) make any change in any Restricted Subsidiary Guarantee that would adversely affect the holders of the Notes;

  (9) modify any provision of the Indenture relating to the calculation of Accreted Value with respect to the Notes; or

  (10) modify any provision of this paragraph (except to increase any percentage set forth herein).

  The holders of not less than a majority in principal amount at maturity of the outstanding Notes may, on behalf of the holders of all the Notes, waive any past Default under the Indenture and its consequences, except Default (1) in the payment of the Accreted Value of (or premium, if any) or interest on any Note, or (2) in respect of a covenant or provision hereof which under the proviso to the prior paragraph cannot be modified or amended without the consent of the holder of each outstanding Note affected.

Satisfaction and Discharge of the Indenture, Defeasance

  The Company may terminate its obligations under the Indenture when:

  (1) either (A) all outstanding Notes have been delivered to the Trustee for cancellation or (B) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has irrevocably deposited or caused to deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for Accreted Value of (or premium, if any, on), and interest on, the Notes;

  (2) the Company has paid or caused to be paid all other sums payable by the Company under the Indenture; and

  (3) the Company has delivered an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in the Indenture.

  The Company, at its election, shall:

  (1) be deemed to have paid and discharged its debt on the Notes and the Indenture shall cease to be of further effect as to all outstanding Notes (except as to (A) rights of registration of transfer, substitution and exchange of Notes and the Company's right of optional redemption, (B) rights of holders to receive payment of Accreted Value of, premium, if any, and interest on such Notes (but not the Purchase Price referred to under "--Certain Covenants--Change of Control Triggering Event" or under "--Limitation on Asset Dispositions") and any rights of the holders with respect to such amount, (C) the rights, obligations and immunities of the Trustee under the Indenture and (D) certain other specified provisions in the Indenture), or

  (2) cease to be under any obligation to comply with certain restrictive covenants, including those described under "--Certain Covenants," and terminate the operation of certain Events of Default, after the irrevocable deposit by the Company with the Trustee, in trust for the benefit of the holders of Notes, at any time prior to the maturity of the Notes, of (A) money in an amount, (B) Government Securities which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Notes, money in an amount, or (C) a combination thereof, sufficient to pay and discharge the Accreted Value of (and premium, if any, on), and interest on, the Notes then outstanding on the dates on which any such payments are due in accordance with the terms of the Indenture and of the Notes.

Such defeasance or covenant defeasance shall be deemed to occur only if certain conditions are satisfied, including among other things, delivery by the Company to the Trustee of an Opinion of Counsel acceptable to the Trustee to the effect that (1) such deposit, defeasance and discharge will not be deemed, or result in, a taxable event for federal income tax purposes with respect to the holders, and (2) the Company's deposit will not result in the trust relating thereto or the Trustee being subject to regulation under the Investment Company Act of 1940.

Governing Law

  The Indenture and the Notes will be governed by the laws of the State of New York, without reference to principles of conflicts of law.

The Trustee

  IBJ Whitehall Bank & Trust Company (formerly known as IBJ Schroder Bank & Trust Company) is the Trustee under the Indenture. The address of the Trustee is One State Street, New York, New York 10004.

No Personal Liability of Directors, Officers, Employees and Stockholders

  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as director, officer, employee, incorporator or stockholder of the Company. By accepting a Note each holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the Notes. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Transfer and Exchange

  A holder may transfer or exchange Notes in accordance with the Indenture. The Company, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture.

                              REGISTRATION RIGHTS

  Pursuant to the Registration Agreement, the Company has agreed to, at its cost, (1) not later than 90 days after the Original Notes Closing Date, file a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to a registered offer to exchange the Notes for New Notes having terms substantially identical in all material respects to the Notes (except that the New Notes will not contain terms with respect to transfer restrictions), (2) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act not later than 150 days after the Original Notes Closing Date and (3) upon the effectiveness of the Exchange Offer Registration Statement, offer the New Notes in exchange for surrender of the Original Notes. The Company has agreed to keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Original Notes. The New Notes are being offered under this Prospectus to satisfy these obligations of the Company under the Registration Agreement. For each Original Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Original Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Original Note.

  Based upon interpretations by the staff of the SEC issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by holders of New Notes without complying with the registration and prospectus delivery requirements of the Securities Act, provided that:

  (1) the holders acquired the New Notes in the ordinary course of the holders' business;

  (2) the holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the New Notes;

  (3) the holders are not "affiliates" of the Company within the meaning of Rule 405 under the Securities Act;

  (4) the holders are not broker-dealers who acquired Original Notes directly from the Company; and

  (5) the holders are not broker-dealers who acquired Original Notes as a result of market making or other trading activities.

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where those New Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the date of this Prospectus and ending on the close of business on the day that is 180 days following the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  A holder of Original Notes (other than certain specified holders) who wishes to exchange such Original Notes for New Notes in the Exchange Offer will be required to represent that any New Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes and that it is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

  In the event that:

  (1) applicable interpretations of the staff of the SEC do not permit the Company to effect such an Exchange Offer,

  (2) for any other reason the Exchange Offer Registration Statement is not declared effective within 150 days after the Original Notes Closing Date or the Exchange Offer is not consummated within 180 days after the Original Notes Closing Date,

  (3) the Initial Purchasers so request with respect to Original Notes not eligible to be exchanged for New Notes in the Exchange Offer, or

  (4) any holder of Original Notes (other than an Initial Purchaser) is not eligible to participate in the Exchange Offer or does not receive freely tradable New Notes in the Exchange Offer other than by reason of such holder being an affiliate of the Company (it being understood that the requirement that a Participating Broker-Dealer deliver the prospectus contained in the Exchange Offer Registration Statement in connection with sales of New Notes shall not result in such New Notes being not "freely tradable"), the Company will, at its cost, (A) as promptly as practicable, file a Shelf Registration Statement covering resales of the Original Notes or the New Notes, as the case may be, (B) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and
(C) use its best efforts to keep the Shelf Registration Statement effective until two years after its effective date. The Company will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Original Notes or the New Notes, as the case may be. A holder selling such Original Notes or New Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement which are applicable to such holder (including certain indemnification obligations).

  If:

  (1) on or prior to the 90th day following the Original Notes Closing Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the SEC,

  (2) on or prior to the 150th day following the Original Notes Closing Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective,

  (3) on or prior to the 180th day following the Original Notes Closing Date, neither the Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective, or

  (4) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Original Notes or New Notes in accordance with and during the periods specified in the Registration Agreement

(each such event referred to in clauses (1) through (4), a "Registration Default"), interest ("Special Interest") will accrue on the Accreted Value of the Original Notes and the New Notes (in addition to the stated interest on the Original Notes and the New Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.50% per annum on the Accreted Value during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum on the Accreted Value. If the Exchange Offer is consummated on the terms and within the period contemplated by this Prospectus, no Special Interest will be payable.

  The summary of certain provisions of the Registration Agreement contained in this Prospectus does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Agreement, a copy of which is an exhibit to the Registration Statement of which this Prospectus is a part.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following general discussion summarizes the material U.S. Federal income tax consequences of the exchange of the Original Notes and the holding and disposition of the New Notes. This discussion only deals with persons that hold the Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and that purchased the Original Notes for cash at original issue. This discussion does not address the U.S. Federal income tax consequences that may be relevant to a particular holder subject to special treatment under certain U.S. Federal income tax laws, such as dealers in securities or foreign currency, banks, trusts, insurance companies, tax-exempt organizations, persons that hold Notes as part of a straddle, hedge against currency risk or constructive sale or conversion transaction, persons that have a functional currency other than the U.S. dollar and investors in pass-through entities.

  This discussion is based on the Code, the final, temporary and proposed Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. The Company has not requested, and will not request, a ruling from the U.S. Internal Revenue Service (the "IRS") with respect to any of the U.S. Federal income tax consequences described below, and as a result, there can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

  This discussion does not discuss all of the Federal income tax considerations that may be relevant to a holder of notes. Prospective participants in the Exchange Offer are urged to consult their own tax advisors with respect to the application to their particular situations of U.S. Federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction.

U.S. Holders

  The following discussion is limited to persons who or which are U.S. Holders. For these purposes, "U.S. Holder" means:

  (1) an individual who is a citizen or resident of the United States;

  (2) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof or therein;

  (3) an estate or trust the income of which is subject to U.S. Federal income tax regardless of its source; or

  (4) a person whose worldwide income or gain is otherwise subject to U.S. Federal income tax on a net income basis.

  Original Issue Discount on the Notes. Because the Original Notes were issued at a substantial discount from their stated principal amount, both the Original Notes and the New Notes will be treated as issued with original issue discount ("OID") for U.S. Federal income tax purposes. OID is the excess of
(1) a Note's stated redemption price at maturity over (2) its issue price.

  The "stated redemption price at maturity" of a Note is the sum of the principal amount payable at maturity and all stated interest payments to be made with respect to such Note. The "issue price" of a Note is the first price at which a substantial amount of the Notes is sold to the public for cash (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers).

  A U.S. Holder of a Note is required to include OID in income as ordinary interest as it accrues under a constant yield method in advance of receipt of cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. A U.S. Holder will not be required to report separately as taxable income actual distributions of stated interest with respect to a Note. In general, the amount of OID included in income by a U.S. Holder of a Note is the sum of the daily portions of OID for each day during the taxable year (or portion thereof) on which such U.S. Holder held such Note. The "daily portion" is determined by allocating the OID for an accrual period equally to each day in that accrual period. The "accrual period" for a Note may be of any length and may vary in length over the term of the Note, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs either on the first or final day of an accrual period.

  The amount of OID attributable to an accrual period is generally equal to the product of the Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (i.e., the discount rate that, when applied to all payments under the Note, results in a present value equal to the issue price). The "adjusted issue price" of a Note at the beginning of any accrual period is the issue price of such Note, plus the amount of OID allocable to all prior accrual periods, minus the amount of any prior payments in respect of such Note (including payments of stated interest). Under these rules, a U.S. Holder generally will be required to include in income an increasingly greater amount of OID in each successive accrual period.

  In determining the yield and maturity with respect to the Notes, the Company will not be deemed to exercise any call option on the Notes. If the Company elects to commence the accrual of cash interest on the Notes prior to December 1, 2003, the Notes may be treated solely for the purpose of applying the OID rules as if each such Note were retired and then reissued on the date of such election for an amount equal to its adjusted issue price on that date.

  Applicable High Yield Discount Obligation. The OID on any obligation that constitutes an AHYDO generally is not deductible until paid, and deductions relating to certain portions of OID may be wholly disallowed. The New Notes will constitute AHYDOs because the Original Notes provided initial holders with a yield to maturity in excess of a specified amount. As a result, the Company will not be allowed a deduction for the accrual of OID on the Notes until such interest is actually paid.

  Sale, Exchange or Redemption of Notes. Upon the sale, exchange or redemption of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (1) the amount realized on such disposition and (2) such U.S. Holder's adjusted tax basis in the Note.

  A U.S. Holder's adjusted tax basis in a Note generally will equal the cost of such Note increased by any OID included in income through the date of disposition and decreased by any payments received on such Note (including payments of stated interest).

  Any gain or loss recognized on the sale or exchange of a Note generally will constitute capital gain or loss and will constitute long-term capital gain or loss if the underlying Note has been held by a U.S. Holder for more than 12 months as of the date of such disposition (the "Disposition Date"). For noncorporate U.S. Holders, long-term capital gain generally will be subject to U.S. Federal income tax at a maximum rate of 20%.

  Exchange Offer. The exchange of Original Notes for New Notes pursuant to the Exchange Offer will not constitute a taxable event for U.S. Federal income tax purposes. As a result:

  (1) a U.S. Holder of Notes will not recognize taxable gain or loss as a result of the exchange of Original Notes for New Notes pursuant to the Exchange Offer;

  (2) the holding period of the New Notes will include the holding period of the Original Notes surrendered in exchange therefor; and

  (3) a U.S. Holder's adjusted tax basis in the New Notes will be the same as such U.S. Holder's adjusted tax basis in the Original Notes surrendered in exchange therefor.

  Information Reporting and Backup Withholding. A noncorporate U.S. Holder of Notes may be subject to backup withholding at a 31% rate with respect to "reportable payments," which include interest (including OID) or principal paid on or the gross proceeds of a sale, exchange or redemption of the Notes. The payor of any reportable payments will be required to deduct and withhold 31% of such payments if:

  (1) the payee fails to furnish a correct Taxpayer Identification Number (a "TIN") to the payor in the prescribed manner;

  (2) the IRS notifies the payor that the TIN furnished by the payee is incorrect;

  (3) the payee has failed properly to report the receipt of reportable payments and the IRS has notified the payor that backup withholding is required; or

  (4) the payee fails to certify under penalties of perjury that such payee is not subject to backup withholding.

If any one of these events occurs with respect to a U.S. Holder of Notes, the Company or its paying or other withholding agent will be required to withhold 31% of any payments of principal, premium, if any, and interest (including
OID) on a Note.

  Any amount withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. Federal income tax liability, so long as the required information is provided to the IRS. The Company, its paying agent or other withholding agent generally will report to a U.S. Holder of Notes and to the IRS the amount of any reportable payments made in respect of the Notes for each calendar year and the amount of tax withheld, if any, with respect to such payments. The Company will report annually to the IRS and to each holder the amount of OID accrued with respect to such Note for the calendar year.

Non-U.S. Holders

  The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a Note that is not a U.S. Holder (a "Non-U.S. Holder").

  Stated Interest and OID. Subject to the discussion of backup withholding below, payments of interest (including OID) on a Note to a Non-U.S. Holder generally will not be subject to U.S. Federal income or withholding tax; provided that:

  (1) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote;

  (2) the holder is not (A) a controlled foreign corporation that is related to the Company through stock ownership or (B) a bank receiving interest on a loan entered into in the ordinary course of business;

  (3) such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States; and

  (4) the Company or its paying agent receives (A) from the Non-U.S. Holder a properly completed Form W-8 (or substitute Form W-8) signed under penalties of perjury, which provides the Non-U.S. Holder's name and address and certifies that the Non-U.S. Holder is not a U.S. person or
      (B) from a security clearing organization, bank or other financial institution that holds the Notes in the ordinary course of its trade or business (a "financial institution") on behalf of the Non-U.S. Holder Certification under penalties of perjury that such a Form W-8 (or substitute Form W-8) has been received by it, or by another such financial institution, from the Non-U.S. Holder, and a copy of the Form W-8 (or substitute Form W-8) is furnished to the payor.

  Recently adopted Treasury regulations regarding information reporting and backup withholding unify current certification procedures and forms and clarify reliance standards and certain rules with respect to foreign partnerships. For example, such Treasury regulations require, in the case of Notes held by a foreign partnership, that (1) the certification described in clause (4) above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a TIN. A look-through rule applies in the case of tiered partnerships. These regulations will become effective for payments made after December 31, 1999, subject to certain transition rules.

  A Non-U.S. Holder that does not qualify for exemption from withholding under the second preceding paragraph generally will be subject to withholding of U.S. Federal income tax at a 30% rate (or lower applicable treaty rate) on payments of interest (including OID) on the Notes.

  If interest (including OID) on the Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, such interest will be subject to U.S. Federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax). If interest (including OID) is subject to U.S. Federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. withholding tax so long as the relevant Non-U.S. Holder provides the Company or its paying agent with a properly executed Form 4224. See the discussion above with regard to the certification rules under recently enacted Treasury regulations.

  Non-U.S. Holders should consult their own tax advisors regarding any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

  Sale, Exchange or Redemption of Notes. Subject to the discussion of backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a Note generally will not be subject to U.S. Federal income tax, unless:

  (1) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States;

  (2) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

  (3) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. Federal income tax law applicable to certain expatriates.

  Information Reporting and Backup Withholding. The Company must report annually to the IRS and to each Non-U.S. Holder the amount of any interest paid and OID accrued on the Notes in such year and the amount of tax withheld, if any, with respect to such payments. Copies of those information returns also may be made available, under the provisions of a specific treaty or agreement, to the taxing authorities of the country in which the Non-U.S. Holder resides.

  Backup withholding and information reporting generally will not apply to interest (including OID) payments made to a Non-U.S. Holder in respect of the Notes if such Non-U.S. Holder furnishes the Company or its paying agent with a properly executed certification on Form W-8 (or substitute Form W-8) signed under penalties of perjury stating that the beneficial owner is not a U.S. person and setting forth such Non-U.S. Holder's name and address, provided that neither the Company nor its paying agent has actual knowledge that such holder is a U.S. person or that the conditions of an exemption are not in fact satisfied. See the discussion above with regard to the certification rules under recently enacted Treasury regulations.

  The payment of proceeds from a Non-U.S. Holder's disposition of Notes to or through the U.S. office of any broker, domestic or foreign, will be subject to information reporting and possible backup withholding unless such holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that such holder is a U.S. person or that the conditions of an exemption are not, in fact, satisfied. The payment of the proceeds from a Non-U.S. Holder's disposition of a Note to or through a non-U.S. office of either a U.S. broker or a non-U.S. broker that is a U.S.-related person will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its files that such Non-U.S. Holder is not a U.S. person and the broker has no knowledge to the contrary, or the Non-U.S. Holder establishes an exemption. For this purpose, a "U.S.-related person" is
(1) a controlled foreign corporation for U.S. Federal income tax purposes or
(2) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business. Neither information reporting nor backup withholding will apply to a payment of the proceeds of a Non-U.S. Holder's disposition of Notes by or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person. See the discussion above with regard to the certification rules under recently enacted Treasury regulations.

  Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. Federal income tax liability, provided that the requisite procedures are followed.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the date of this Prospectus and ending on the close of business on the day that is 180 days following the date of this Prospectus, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the date of this Prospectus, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (other than the expenses of counsel for the holders of the Original Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The validity of the New Notes offered hereby will be passed upon for the Company by Willkie Farr & Gallagher, New York, New York.

                                    EXPERTS

  The consolidated balance sheets of Level 3 Communications, Inc. as of December 28, 1996 and December 27, 1997, and the related statements of earnings, changes in stockholders' equity, and cash flows for each of three years in the period ended December 27, 1997, as well as the consolidated balance sheets of RCN Corporation and Subsidiaries as of December 31, 1996 and 1997 and the related statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, as well as the balance sheets of Kiewit Construction & Mining Group, a business group of Peter Kiewit Sons', Inc., as of December 28, 1996 and December 27, 1997 and the related statements of earnings, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 27, 1997, as well as the consolidated balance sheets of the Diversified Group, a business group of Peter Kiewit Sons', Inc. as of December 28, 1996 and December 27, 1997 and the related statements of earnings, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 27, 1997, incorporated by reference in this registration statement have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. These documents are also available at the public reference rooms at the SEC's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available at the offices of the Nasdaq National Market, in Washington, D.C.

  We are "incorporating by reference" in this Prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference our documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this Offering.

    (1) Annual Report on Form 10-K/A for the fiscal year ended December 27,
        1997;

    (2) Quarterly Reports on Forms 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

    (3) Current Reports on Forms 8-K, filed June 9, 1998, September 1, 1998, October 1, 1998, October 5, 1998, December 2, 1998 and December 7, 1998 and on Form 8-K/A, filed April 30, 1998.

  You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

  Vice President, Investor Relations
  Level 3 Communications, Inc.
  1450 Infinite Drive
  Louisville, CO 80027
  303-926-3000

  You should rely only on the information incorporated by reference or provided in this Prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of those documents.

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-------------------------------------------------------------------------------
  No dealer, sales representative, or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Ini-tial Purchasers. This Prospectus does not constitute an offer to sell or a so-licitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlaw-ful to make such an offer or solicitation. Neither the delivery of this Pro-spectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that information contained herein is correct as of any time subsequent to its date.

                                    [LOGO]

                         Level 3 Communications, Inc.

                         10 1/2% Senior Discount Notes
                                   Due 2008

                               ----------------

                                  PROSPECTUS

                               ----------------

                                      , 1999


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

  Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

  A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

  In accordance with Section 145 of the DGCL, Article XI of the Company's Restated Certificate of Incorporation (the "Certificate") and the Company's By-laws (the "By-laws") provide that the Company shall indemnify each person who is or was a director, officer or employee of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. The indemnification provided by the Certificate and the By-laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The Certificate further provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

  The By-laws provide that the Company may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.

Item 21. Exhibits and Financial Statement Schedules.

  (a) Exhibits

 Exhibit No.                            Description
 -----------                            -----------
     4.1     --Indenture dated as of December 2, 1998 between the Company and
              IBJ Schroder Bank & Trust Company as trustee relating to the 10
              1/2% Senior Discount Notes Due 2008.
     4.2     --Registration Agreement dated November 24, 1998 between the
              Company and the Initial Purchasers.
     5       --Opinion of Willkie Farr & Gallagher.*
     8       --Opinion of Willkie Farr & Gallagher with respect to certain tax matters.*
    12       --Statement Regarding Computation of Ratio of Earnings to Fixed
              Charges.
    23.1     --Consent of PricewaterhouseCoopers LLP.
    23.2     --Consent of PricewaterhouseCoopers LLP.
    23.3     --Consent of Willkie Farr & Gallagher (included in their opinions filed as Exhibits 5 and 8).*
    24       --Power of Attorney (included on the signature pages hereto).
    25       --Statement on Form T-1 of Eligibility of Trustee.*
    99.1     --Form of Letter of Transmittal.
    99.2     --Form of Notice of Guaranteed Delivery.
    99.3     --Form of Letter to Clients.
    99.4     --Form of Letter to Nominees.

--------
*To be filed by amendment.

  (b) Financial Statement Schedules:

  All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto, which are incorporated herein by reference.

Item 22. Undertakings.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrants pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 3rd day of February, 1999.

                                          Level 3 Communications, Inc.

                                             /s/ R. Douglas Bradbury
                                          By: _________________________________
                                            Name: R. Douglas Bradbury
                                            Title: Executive Vice President
                                                  and Chief Financial Officer

                               POWER OF ATTORNEY

  The undersigned officers and directors of Level 3 Communications, Inc., hereby severally constitute and appoint James Q. Crowe, R. Douglas Bradbury, Thomas C. Stortz and Neil J. Eckstein, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

                Name                           Title                 Date

        /s/ Walter Scott, Jr.          Chairman of the           February 3,
-------------------------------------   Board                        1999
          Walter Scott, Jr.

         /s/ James Q. Crowe            President, Chief          February 3,
-------------------------------------   Executive Officer            1999
           James Q. Crowe               and Director

       /s/ R. Douglas Bradbury         Executive Vice            February 3,
-------------------------------------   President, Chief             1999
         R. Douglas Bradbury            Financial Officer
                                        and Director
                                        (principal
                                        financial officer)

                Name                            Title                Date

        /s/ Eric J. Mortensen           Controller               February 3,
-------------------------------------    (principal                  1999
          Eric J. Mortensen              accounting officer)

       /s/ William L. Grewcock          Director                 February 3,
-------------------------------------                                1999
         William L. Grewcock

        /s/ Richard R. Jaros            Director                 February 3,
-------------------------------------                                1999
          Richard R. Jaros

        /s/ Robert E. Julian            Director                 February 3,
-------------------------------------                                1999
          Robert E. Julian

        /s/ David C. McCourt            Director                 February 3,
-------------------------------------                                1999
          David C. McCourt

       /s/ Kenneth E. Stinson           Director                 February 3,
-------------------------------------                                1999
         Kenneth E. Stinson

        /s/ Michael B. Yanney           Director                 February 3,
-------------------------------------                                1999
          Michael B. Yanney